UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

Sagent Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROBERT FLANAGAN	1901 N ROSELLE ROAD, STE 700
CHAIRMAN OF THE BOARD	SCHAUMBURG, ILLINOIS 60195

April 29, 2016

Dear Fellow Stockholder:

Sagent Pharmaceuticals, Inc. is pleased to invite you to attend its 2016 Annual Meeting of Stockholders on Wednesday, June 8, 2016 at 10:00 a.m. Central Daylight Time. Please note that this year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast. This will enable you to attend our Annual Meeting online and submit your questions during the meeting by logging into www.virtualshareholdermeeting.com/SGNT. You also will be able to vote your shares electronically through this website. To access this website and enter the meeting, you should have available your control number, which is included with the proxy materials. You will not be able to attend our annual meeting in person.

We are excited to use the latest technology to conduct our Annual Meeting in order to provide expanded access, convenience, improved communication and a cost savings for the company and hopefully enable increased stockholder attendance and participation.

Further details regarding how to attend and the agenda items for the annual meeting are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement we have included with this letter.

We have prepared the following materials for the meeting:

•	a Notice of Annual Meeting of Stockholders;

•	a Proxy Statement describing the proposals to be voted on at the Annual Meeting; and

•	our Annual Report to stockholders highlighting our 2015 financial and business performance.

On April 29, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online in accordance with the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. In addition, by providing the information online, our stockholders will have immediate access to the proxy materials at their discretion. We are only mailing hard copies of a notice to those of our stockholders who have not previously elected to receive electronic communications, instead of a paper copy of this year’s proxy materials. As you will see, the notice contains instructions on how to access our proxy materials online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report, and a form of proxy card or voting instruction card, should any stockholder wish to have these materials in a hard copy format. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

Whether or not you plan to participate in the 2016 Annual Meeting, I encourage you to vote promptly. You may vote via the Internet or by calling a toll-free number, in accordance with the instructions set forth in the Notice of Internet Availability of Proxy Materials. If you receive the proxy card or voting instruction form by mail, you may also vote by signing, dating and mailing your properly executed proxy card or voting instruction form. The Proxy Statement and the proxy card or voting instruction form include detailed voting instructions. Voting over the Internet or by telephone, written proxy or voting instruction form will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 8, 2016

Sagent Pharmaceuticals, Inc.’s Proxy Statement and Annual Report on Form 10-K

are available on our Web site at www.sagentpharma.com

SAGENT PHARMACEUTICALS, INC.

1901 N. Roselle Road, Suite 700

Schaumburg, Illinois 60195

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. CDT on Wednesday, June 8, 2016. Online check-in begins at 9:30 a.m. CDT.

PLACE:

The 2016 Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual

Meeting via live webcast, please visit www.virtualshareholdermeeting.com/SGNT and use your control number to enter the meeting. You will not be able to attend the Annual Meeting in person.

ITEMS OF BUSINESS:	(1) To elect as directors the nominees named in the Proxy Statement;

(2) To ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3) To approve the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan;

(4) To hold an advisory vote to approve the compensation of the named executive officers; and

(5) To transact any other business properly presented at the meeting or any adjournment thereof.

BOARD RECOMMENDATION:	The Board of Directors recommends that stockholders vote for Items 1, 2, 3 and 4.

WHO MAY VOTE:	Stockholders of record at the close of business on April 12, 2016.

DATE OF DISTRIBUTION:	We mailed our Notice of Internet Availability of Proxy Materials on or about April 29, 2016. For stockholders who previously elected to receive a paper copy of the proxy materials, we mailed the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2015, our letter to stockholders and the proxy card on or about April 29, 2016.

MATERIALS AVAILABLE ON OUR WEB SITE:	This Notice of Meeting, the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2015 and our letter to stockholders are available on our Web site at www.sagentpharma.com and with your control number at www.virtualshareholdermeeting.com/SGNT.

By order of the Board of Directors,

Michael V. Ward

Chief Legal Officer and

Corporate Secretary

April 29, 2016

References herein to “we,” “us,” “our,” “the Company,” “Sagent” and “Sagent Pharmaceuticals” are to Sagent Pharmaceuticals, Inc. and its consolidated subsidiaries.

GENERAL INFORMATION

Why has this proxy statement been made available?

Our Board of Directors (the “Board”) is soliciting proxies for use at our annual meeting of stockholders to be held on June 8, 2016 (“2016 Annual Meeting”), and any adjournments or postponements of the meeting. The meeting will be a completely virtual meeting of stockholders hosted live via the Internet, and will begin at 10:00 a.m. CDT. In order to solicit your proxy, we have made the notice of 2016 Annual Meeting, Proxy Statement, proxy card and Annual Report available to stockholders on the Internet, by e-mail, or by mail on or around April 29, 2016. As a stockholder, you are invited to attend the virtual meeting via the Internet and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What will be voted on at the 2016 Annual Meeting?

Stockholders will vote on the following matters:

•	Elect the nominees named in the Proxy Statement as directors;

•	An advisory vote to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	To approve the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan; and

•	An advisory vote to approve the compensation of the named executive officers.

The Board recommends a vote FOR the election of the directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016, FOR the approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan and FOR the approval of our named executive officer compensation as disclosed in this Proxy Statement.

Will I be able to attend the 2016 Annual Meeting?

We will host the 2016 Annual Meeting live via the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the 2016 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SGNT by using the control number provided to such stockholder to enter the meeting. The webcast will begin at 10:00 a.m., Central Daylight Time, on June 8, 2016. Stockholders may vote and submit questions while connected to the 2016 Annual Meeting via the Internet.

What do I need to do to be able to participate in the 2016 Annual Meeting online?

The 2016 Annual Meeting will be held live via the Internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can listen to the meeting and participate live via the Internet at www.virtualshareholdermeeting.com/SGNT.

•	Webcast begins at 10:00 a.m., Central Daylight Time, on June 8, 2016, with online check-in commencing at 9:30 a.m. Central Daylight Time.

•	Stockholders may vote and submit questions while connected to the meeting via the Internet.

•	Please have your control number to enter the meeting.

•	Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SGNT.

•	A webcast replay of the meeting will be available after the meeting at www.virtualshareholdermeeting.com/SGNT for one year following the 2016 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners instead of paper copies of the proxy materials. All stockholders will have the ability to access the proxy materials referred to in the Notice or to request a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. We elected to use electronic notice and access for our proxy materials because we believe it will expedite your receipt of the materials, reduce our printing and mailing costs, and reduce the environmental impact of our 2016 Annual Meeting.

Who may vote at the meeting?

The Board has set a record date of April 12, 2016 (the “Record Date”), meaning that stockholders of record at the close of business on that date may vote at the meeting, or at adjournments or postponements of the meeting.

How many votes do I have?

You have one vote for each share of common stock you beneficially own.

What constitutes a quorum?

The presence in person or by proxy of the holders of shares of common stock representing a majority of all issued and outstanding shares of common stock entitled to vote will constitute a quorum. On April 12, 2016, there were 32,838,001 shares of common stock issued and outstanding.

Shares of common stock represented by a properly completed proxy will be counted as present at the meeting for purposes of determining a quorum, even if the proxy indicates that the stockholder is abstaining from voting. Your shares will be counted for purposes of determining a quorum if you are present and vote in person at the meeting, or if you vote on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail.

What vote is required to approve each matter?

Election of Directors. Should the director nominees receive a plurality of the votes of shares present or represented by proxy at the Annual Meeting and entitled to vote in the election of directors, the nominees will be elected as directors. The nominees, if elected, will serve for a one-year term and until their successors are elected and qualified, subject to earlier resignation, removal or death. A “withhold” vote or a broker non-vote will have no effect on the outcome of this proposal because the nominees with the highest number of “for” votes will be elected.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this item. This proposal is advisory in nature, which means that the vote is not binding upon the Company, but the opinions expressed by stockholders on this matter will be taken into consideration. Furthermore, even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in our best interest and the best interests of our stockholders. An “abstain” vote will have the effect of voting against this proposal.

Approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this item. For the approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan an “abstain” vote will have the effect of voting against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Approval of the “Say on Pay” Vote. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this item. This proposal is advisory in nature, which means that the vote is not binding upon the Company. The opinions expressed by stockholders on this matter will be taken into consideration when making future executive compensation decisions. An “abstain” vote will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How do I vote by proxy?

If you are a stockholder of record, you have a choice of granting a proxy over the Internet, granting a proxy by telephone using a toll-free telephone number, or voting by requesting and completing a proxy card and mailing it in a postage-paid envelope. To grant a proxy over the Internet or by telephone, follow the instructions provided on your proxy card or with the Notice. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on June 7, 2016. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other nominee.

A proxy is another person you authorize to vote on your behalf. The proxies will vote your shares on each matter as you direct. If you properly complete a proxy and do not indicate how your shares are to be voted on a matter, your proxy will be voted for the election of the nominees named herein as directors, the ratification of Ernst & Young LLP as the firm of independent registered public accountants to serve as our auditors for 2016, approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan and approval of the advisory vote on the compensation of our named executive officers. Other matters that properly come before the meeting will be voted upon by the proxies in accordance with their best judgment. Our corporate secretary has not received timely and proper notice from stockholders on any other matter to be presented at the meeting.

How do I vote if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, you may instruct that person to vote your shares by following instructions that such person gives you. Most brokers allow voting instructions to be given by mail, by telephone and over the Internet.

What is a broker non-vote and how does it affect the voting requirements?

If your shares are held in “street name” by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If you do not give instructions, one of two things can happen. On matters on which the broker is prohibited from exercising voting authority (“non-routine” matters) your shares will not be voted, which is called a “broker non-vote”. On matters on which the broker is permitted to exercise voting authority (“routine” matters), the broker will vote your shares in its discretion. We believe that the brokers may exercise voting authority on Proposal 2 (the ratification of the independent registered public accounting firm), but may not exercise voting authority on any other items up for vote at the 2016 Annual Meeting. Brokers do not have the ability to cast votes for the election of directors, for approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan or the advisory vote on executive compensation unless they have received voting instructions from the beneficial owner of the shares with respect to those proposals.

How can I vote my shares at the meeting?

Shares may be voted at the 2016 Annual Meeting via the Internet on a live webcast at www.virtualshareholdermeeting.com/SGNT. To access the meeting and vote your shares, you must have your control number, which is included on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting will begin at 10:00 a.m. CDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. CDT, and you should allow ample time for check-in procedures.

Can I revoke a proxy?

Yes. You can revoke your proxy by:

•	giving written notice to our Corporate Secretary;

•	delivering a later-dated proxy or resubmitting your proxy by telephone or over the Internet; or

•	voting at the 2016 Annual Meeting via the Internet.

If I submit a proxy, will my vote be kept confidential?

Our policy is that all proxies, ballots, and voting tabulations that can reveal how a particular stockholder has voted be kept confidential and not be disclosed, except:

•	where disclosure may be required by law or regulation;

•	where disclosure may be necessary in order for us to assert or defend claims;

•	where a stockholder expressly requests disclosure;

•	to allow the inspectors of election to certify the results of a vote; or

•	in other limited circumstances, such as a contested election or a proxy solicitation not approved and recommended by the Board.

Who will be tabulating and certifying votes at the meeting?

We have engaged Broadridge Investor Communication Solutions (“Broadridge”) to serve as the tabulator of votes and a representative of Broadridge to serve as inspector of election and to certify the votes.

Who will pay the costs and expenses for this proxy solicitation?

We will pay all costs of soliciting proxies, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone, Internet and facsimile, all without extra compensation.

What is “householding” and how does it work?

We have adopted “householding,” a procedure approved by the SEC under which multiple stockholders of Sagent Pharmaceuticals stock who reside at the same address will receive a single copy of the Notice, or a single set of annual report and other proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees. If you reside at the same address as another stockholder of Sagent Pharmaceuticals stock and wish to receive a separate copy of the applicable materials (or want to notify us that you wish to receive a separate copy in the future), you may do so by making a written or oral request to: Sagent Pharmaceuticals Investor Relations, 1901 North Roselle Road, Schaumburg, Illinois, 60195, 847-908-1600. Upon your request, we will promptly deliver a separate copy to you. The proxy statement and our 2015

Annual Report are also available at investor.sagentpharma.com/sec.cfm and investor.sagentpharma.com/annuals.cfm, respectively. If you participate in householding and you wish to receive a separate Notice or 2015 Annual Report and other proxy materials, you may also contact Broadridge at any time, either by calling toll free 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholders who share the same address and currently receive multiple copies of the Notice, or the annual report and other proxy materials, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Sagent Pharmaceuticals Investor Relations or Broadridge at the contact information listed above, to request information about householding.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board currently consists of six directors and is divided into three classes. In June 2014, our stockholders approved an amendment to our certificate of incorporation to declassify our Board and provide for the annual election of all directors commencing with this 2016 Annual Meeting. Accordingly, following the 2016 Annual Meeting, our Board will no longer be classified.

Upon the recommendation of its Corporate Governance and Nominating Committee, the Board has nominated Mary Taylor Behrens, Michael Fekete, Robert Flanagan, Anthony Krizman, Allan Oberman and Shlomo Yanai to be elected as directors to hold office until the 2017 Annual Meeting. No nominations for directors were received from stockholders and no other candidates are eligible for election.

Directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on the election of directors, which means that the six nominees receiving the highest number of affirmative votes will be elected.

If elected, the nominees will serve until the 2017 Annual Meeting and until their successors are elected and qualified or until their earlier resignation, removal or death. The nominees are willing to serve if elected, and the Board has no reason to believe that the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board, unless the stockholder has directed otherwise.

The Board unanimously recommends that the stockholders vote FOR the election of Mary Taylor Behrens, Michael Fekete, Robert Flanagan, Anthony Krizman, Allan Oberman and Shlomo Yanai to the Board as directors.

OUR BOARD OF DIRECTORS

Nominees for Election as Directors at the 2016 Annual Meeting

Mary Taylor Behrens, 55, has served as a member of our Board since November 2010. Ms. Behrens has been engaged in private consulting since February 2003 and has held the position of President of Newfane Advisors, Inc., a consulting firm, since November 2004. Prior to that, from February 2001 until January 2003, Ms. Behrens served as Head or Co-Head of Merrill Lynch Investment Managers, Americas Region. From February 1998 until January 2001, Ms. Behrens was a Senior Vice President of Merrill Lynch & Co., serving as Head of Human Resources and a member of its Executive Committee. Ms. Behrens served as a member of the board of directors of Manor Care, Inc. from November 2004 until it went private in December 2007. As a result of these and other professional experiences, we believe Ms. Behrens possesses knowledge and experience in executive compensation, human resources, strategic planning, succession planning and leadership of complex organizations, and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience. Ms. Behrens holds a BA in Government from Georgetown University.

Michael Fekete, 51, has served as a member of our Board since July 2013. Mr. Fekete has served as an independent corporate advisor specializing in capital markets, mergers and acquisitions and general corporate strategy since 2009. From 2005 through 2009, Mr. Fekete served as the Managing Director, Head of West Coast Healthcare Investment Banking for Wells Fargo / Wachovia Securities. Prior to that, Mr. Fekete worked in investment banking at CIBC World Markets, Oppenheimer & Co., Inc., and L.F. Rothschild & Co., Inc. Mr. Fekete is a director of SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, DFB Pharmaceuticals, a privately held specialty pharmaceutical company, and of Symetis SA, a privately held company developing minimally invasive heart valve replacement therapies for patients suffering from heart valve diseases. As a result of these and other professional experiences, we believe Mr. Fekete possesses knowledge and experience in finance and capital structure; strategic planning; the evaluation of strategic opportunities; and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience. Mr. Fekete earned a BS in business administration from the Pennsylvania State University.

Robert Flanagan, 60, has served as a member of our Board since May 2009, including as our lead director from April 2012 to June 2015, and as our chairman since June 2015. Mr. Flanagan has held the position of President of Clark Enterprises, Inc., since 2015, and was its Executive Vice President from 1989 to 2015. At Clark Enterprises, Mr. Flanagan oversees the acquisition, management and development of new investment opportunities. Prior to that, Mr. Flanagan served as the treasurer, secretary and a member of the board of directors of Baltimore Orioles, Inc. Mr. Flanagan has also served on the board of directors of Martek Biosciences Corporation, where he served as Chairman, and Castle Brands, Inc. and is a Certified Public Accountant licensed in Washington, D.C. As a result of these and other professional experiences, we believe Mr. Flanagan possesses knowledge and experience in accounting, finance and capital structure; strategic planning and leadership of complex organizations; people management; board governance; and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience. Mr. Flanagan received a BS in Business Administration from Georgetown University and an MST from the American University School of Business.

Anthony Krizman, 60, has served as a member of our Board since July 2010. Mr. Krizman has served as the Chairman of Drake House Capital LLC, a private investment firm, since July 2012. Prior to that, Mr. Krizman held the position of Assurance Partner at PricewaterhouseCoopers, LLP (“PwC”) through June 30, 2010, when he retired. In addition, his responsibilities at PwC included Midwest Region Risk Management Leader, PwC Assurance Quality Board Member and Managing Partner, Northwest Ohio Practice. During his 32-year tenure at PwC, Mr. Krizman advised his clients on a substantial number of issues including: preparation for and execution of private placements and initial public offerings, implementation of Sarbanes-Oxley reporting requirements, and due diligence relating to major acquisitions and carve-outs of business units in divestitures. Mr. Krizman has extensive experience in managing annual financial statements and internal control audits, as well as strategic special projects for companies in the healthcare, consumer packaged goods, automotive and service industries. Mr. Krizman is a Certified Public Accountant. As a result of these and other professional experiences, we believe Mr. Krizman possesses knowledge and experience in accounting, finance and capital structure; strategic planning and leadership of complex organizations; risk management; people management; and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience. Mr. Krizman received a BS in Accounting and an MBA from Indiana University.

Allan Oberman, 58, has served as our Chief Executive Officer and a member of our Board since September 2015. Prior to joining our company, Mr. Oberman served in various senior executive leadership positions over a 14 year period with Teva Pharmaceutical Industries Ltd. He was President and CEO of Teva Americas Generics from 2012 through 2014, with responsibility for a region which included the US, Canada and Latin America. Before that he served as President of Teva EMIA, and had responsibility for Eastern Europe, Middle East, Israel and Africa, where he oversaw the provision of high quality, low cost generic medicines to more than one half of the world’s population. Mr. Oberman also served as the Chief Operating Officer of Teva International, and President and CEO of Teva Canada, formerly known as Novopharm Limited. Before joining Teva Pharmaceutical Industries Ltd., Mr. Oberman was the President of Best Foods Canada, Inc., a global consumer branded foods company. As a result of these and other professional experiences, we believe Mr. Oberman possesses expertise in the pharmaceutical industry in the United States and on a global basis; executive-level management experience; and strategic planning that would strengthen the Board’s collective qualifications, skills and experience. Mr. Oberman holds a MBA from the Schulich School of Business at York University and a BA from the University of Western Ontario.

Shlomo Yanai, 63, has served as a member of our Board since April 2015. Mr. Yanai served as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. from 2007 until 2012. Prior to joining Teva, Mr. Yanai was President and Chief Executive Officer of Makhseshim Agan Industries from 2003 through 2006. Mr. Yanai began his career with the Israel Defense Forces, where he retired with the rank of Major General. Mr. Yanai is currently the Chairman of the Board of the Cambrex Corporation (NYSE: CBM), Chairman of the Board of Protalix Biotherapeutics (NYSEMKT: PLX), Vice Chairman of the Rothschild Caesarea Foundation and a Board member at Perrigo Company plc (NYSE: PRGO), Lumenis and Quinpario Acquisition Corp. 2 (NASDAQ: QPACU). As a result of these and other professional experiences, we believe Mr. Yanai possesses knowledge and experience in generic pharmaceutical manufacturing and development, strategic planning and leadership of complex organizations; board governance; and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience. Mr. Yanai is a graduate of the Harvard Business School’s AMP program, and holds a master’s degree (MPA) from the George Washington University in National Resource Administration. Mr. Yanai holds a BA cum laude in Political Science and Economics from Tel Aviv University and is a graduate of the U.S. National Defense University-War College.

OUR EXECUTIVE OFFICERS

The following are our executive officers as of April 29, 2016:

Name	Age	Title
Allan Oberman	58	Chief Executive Officer and Director
Jonathon Singer	52	Executive Vice President and Chief Financial Officer
Sean Brynjelsen	44	Executive Vice President, Business Development
Lorin Drake	63	Executive Vice President, Sales
J. Frank Harmon	61	Executive Vice President, Global Operations
Albert Patterson	72	Executive Vice President, National Accounts and Corporate Development
Jeffrey Greve	41	Vice President, Controller
Michael Ward	59	Chief Legal Officer and Corporate Secretary

See “Our Board of Directors” for biographical and other information regarding Mr. Oberman, the Company’s Chief Executive Officer.

Mr. Singer has served as our Chief Financial Officer since September 2011, and was appointed Executive Vice President and Chief Financial Officer in March 2012. Prior to joining our company, from October 2006 to September 2011, Mr. Singer served as Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer, Inc. Prior to joining Landauer, Mr. Singer was Vice President of Global Finance, Chief Financial Officer of the Medical Segment, for Teleflex, Inc., which he joined in 2004. Prior to that, Mr. Singer worked for Cardinal Health Inc., R.R. Donnelley & Sons Company and KPMG LLP. Mr. Singer served as a certified public accountant licensed in Ohio, and received a BS in business administration from Miami University in Ohio and an MA in management from Northwestern University’s Kellogg Graduate School of Management.

Mr. Brynjelsen has served as our Executive Vice President, Business Development, since April 2016. Prior to joining Sagent, Mr. Brynjelsen served as Senior Vice President, Global Business Development of Akorn, Inc., which he joined in 2007 as their Director of New Business Development. Prior to joining Akorn, Mr. Brynjelsen held roles of increasing responsibility at Hospira International and Baxter Healthcare Corporation. He earned a master’s degree in business administration from the University of Notre Dame and holds a bachelor’s degree of science in biochemistry and a master’s degree in science from the University of Illinois.

Mr. Drake has served as our Executive Vice President, Sales, since January 2015. Mr. Drake served as our Corporate Vice President, Sales from August 2012 through January 2015, our Corporate Vice President, Sales and Marketing, from March 2012 through August 2012, and as our Vice President, Sales and Marketing from May 2006 through March 2012. Prior to joining our company, from 1998 to May 2006, Mr. Drake held the positions of Senior Director of Sales and Vice President of Sales of American Pharmaceutical Partners. Prior to that Mr. Drake held various sales related positions at Fujisawa USA and Lyphomed. Mr. Drake received a BS in Economics from Manchester College.

Mr. Harmon has served as our Executive Vice President, Global Operations, since March 2016. Prior to joining Sagent, Mr. Harmon served as Vice President, Operations of Nesher Pharmaceuticals USA, a wholly-owned subsidiary of Zydus Pharmaceuticals, since 2014. Prior to joining Nesher, Mr. Harmon was Chief Operating Officer and Executive Vice President of Fresenius Kabi USA, which he joined in 2006. He earned a master’s degree in business administration from Saint Louis University and holds a bachelor’s degree in science from Western Kentucky University.

Mr. Patterson has served as our Executive Vice President, National Accounts and Corporate Development, since August 2012. Mr. Patterson served as our Executive Vice President, Operations, from March 2012 through

August 2012, and as our Senior Vice President, Operations from June 2010 through March 2012. Prior to joining our company, from September 2004 to June 2010, Mr. Patterson held the position of Chief Executive Officer of The Bert Patterson Group, a healthcare consulting company focused on the generic pharmaceutical industry. Prior to that, Mr. Patterson worked for Excel Rx GSO, Premier, Inc., and the U.S. Department of Veterans Affairs. Mr. Patterson served as a member of the board of directors of the Ronald McDonald House near Loyola University Medical Center. Mr. Patterson has also served in faculty positions at Illinois, Wisconsin and Purdue Colleges of Pharmacy and as a member of the Dean’s committee at Midwestern University, Chicago College of Pharmacy. Mr. Patterson received a BS in Pharmacy from the University of Illinois, College of Pharmacy.

Mr. Greve has served as our Vice President, Controller since October 2011. Mr. Greve joined the Company in February 2011 as our Director, External and Technical Reporting. Prior to joining Sagent, Mr. Greve was a Senior Manager in the Assurance practice of PricewaterhouseCoopers LLP, which he initially joined as a Staff Accountant in 1996. Mr. Greve received a BBA with a concentration in accountancy from the University of Notre Dame and is a Certified Public Accountant.

Mr. Ward has served as our Chief Legal Officer and Corporate Secretary since April 1, 2016, served as our Deputy General Counsel and Corporate Secretary from January to March 2016, and as our Deputy General Counsel from June through December 2015. Prior to joining the Company, Mr. Ward was Vice President and Assistant General Counsel of Global Compliance, Ethics & Litigation at CDK Global in 2014 to 2015. From 2007 to 2014, he was at ACCO Brands Corporation where he was its Vice President and Chief Litigation & Risk Counsel. At such time, he was also General Counsel for the Kensington Technology division of ACCO Brands. Prior to that, Mr. Ward was the Senior Vice President, General Counsel, and Corporate Secretary for Targus Group International, and held legal and executive roles at Bergen Brunswig Corporation and AmerisourceBergen Corporation. Mr. Ward received a BA in History and Economics at Albion College and a JD from Case Western Reserve University School of Law.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our corporate governance practices are firmly grounded in our belief that governance best practices are critical to our goal of driving sustained stockholder value.

Code of Conduct; Code of Ethics

We have a Code of Conduct and Business Ethics that applies to all employees and directors. The Code of Conduct and Business Ethics reflects our values and contains important rules our employees and directors must follow when conducting business. We believe that the ongoing compliance with the Code of Conduct and Business Ethics by our employees and directors enhances not only our culture of honesty and integrity, but also our financial performance and stockholder value.

We also have a Code of Ethics for Senior Financial Officers (“Code of Ethics”), which is applicable to our Chief Executive Officer, Chief Financial Officer, Vice President, Controller and our Vice President, Finance, Planning and Analysis as well as our independent directors.

Corporate Governance Materials Available on Our Web Site

In the Corporate Governance section of the Investors tab on our Web site at www.sagentpharma.com, stockholders and others can access our corporate governance materials, including our:

•	Certificate of Incorporation,

•	By-Laws,

•	Board committee charters (excluding Strategic Committee charter),

•	Code of Conduct and Business Ethics,

•	Code of Ethics, and

•	Insider Trading Policy.

We will also disclose in the Corporate Governance section of the Investors tab on our Web site at www.sagentpharma.com any amendments to our Code of Conduct and Business Ethics or Code of Ethics and any waiver granted to an executive officer or director under these codes.

The information on our Web site is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the U.S. Securities and Exchange Commission (“SEC”).

Communications with the Board

The Board welcomes the submission of any comments or concerns from stockholders and other interested parties. Any stockholder or interested party who wishes to communicate with any individual director or the Board may submit such communication in writing to Sagent Pharmaceuticals, Inc., Attn: Corporate Secretary, 1901 N Roselle Road, Suite 700, Schaumburg, Illinois 60195. Correspondents are requested to mark the envelope “BOARD COMMUNICATION” and indicate the director(s) or group of directors for which the communication is intended. The Corporate Secretary will promptly forward all such communications that he or she determines to be significant to the Board or applicable director(s), and will maintain a record of all such communications that he or she deems not to be significant and report such communications to the Board on a periodic basis, but not less frequently than semi-annually.

Board Leadership Structure

The Board periodically evaluates our leadership structure to determine whether it is in our best interests based on circumstances existing at the time. When determining the leadership structure that will allow the Board to most effectively carry out its responsibilities and best represent our stockholders’ interests, the Board considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.

In 2015, as a result of the departure of Jeffrey Yordon, our former Chief Executive Officer and Chairman of the Board, the Board elected to separate the roles of Chairman of the Board and Chief Executive Officer. In connection with the separation of roles, the Board appointed Dr. Frank Kung as our Chairman of the Board, while retaining Robert Flanagan in the role of Lead Director. Following Dr. Kung’s decision to not stand for re-election to the Board at the 2015 Annual Meeting, Mr. Flanagan was appointed Chairman of the Board in June 2015, following the 2015 Annual Meeting. The Board determined that this structure remained appropriate following the appointment of Allan Oberman as Chief Executive Officer, effective in September 2015.

The Board concluded that having a separate Chairman of the Board and Chief Executive Officer is currently the most appropriate and effective leadership structure for the Company. In reaching this conclusion, the Board considered that separating the roles of Chairman and Chief Executive Officer would most effectively facilitate communication between management and non-employee directors between meetings of the Board. In addition, because the Chairman is primarily responsible for setting meeting agendas in consultation with Mr. Oberman, our Chief Executive Officer, Mr. Flanagan is well positioned to ensure that the concerns of independent directors are addressed. Mr. Oberman, in turn, is able to provide more attention to management of the Company’s business.

While the Board believes the current leadership structure is appropriate and in the best long-term interest of the Company and our stockholders at this time, the Board will continuously consider alternative leadership structures, including combining the offices of Chairman and Chief Executive Officer in the future if it determines those alternatives are appropriate for the Company at such time.

Because our Chairman, Mr. Flanagan, is an independent director, the Board determined it is not necessary to have a Lead Director at this time. If in the future the Board determines to again combine the offices of Chairman and Chief Executive Officer, it will then consider whether it would be in the best interest of the Company to re-establish the Lead Director position.

We have adopted multiple other practices that ensure full involvement by independent directors in the decision-making process to further enhance the Board’s independent leadership and oversight:

•	Independent Directors. It has been the Board’s practice that the Chief Executive Officer should be the only member of management to serve as a director.

•	Independent Committees. The Board determined that all Board committees should consist entirely of independent directors, consistent with applicable NASDAQ listing requirements.

•

Executive Sessions. At each Board meeting, our independent directors meet without the Chief Executive Officer or other members of management present to discuss issues important to Sagent Pharmaceuticals, including matters concerning management.

•	Special Meetings. Our By-Laws allow our independent Chairman to call special meetings of the Board.

•	Annual CEO Evaluation. The Compensation Committee annually evaluates the Chief Executive Officer’s performance.

•

Board Determination of Leadership Structure. The Board retains flexibility to change our leadership structure if it believes doing so would provide more effective independent oversight and is in Sagent Pharmaceuticals’ and our stockholders’ best interests.

Our governance practices and director nomination process ensure that skilled and experienced independent directors continue to provide independent leadership to the Board while fulfilling their responsibilities. As a result, the Board effectively carries out its monitoring and oversight roles by acting as a unified whole, exhibiting strong leadership and independent oversight and making informed, independent decisions on behalf of our stockholders.

Oversight of Risk Management

Our business faces various risks, including strategic, financial, legal, regulatory, operational, accounting and reputational risks. While management is responsible for the day-to-day management and mitigation of risk, our Board is actively involved in the oversight of risks inherent in the operation of the Company’s business and the implementation of our strategic plan. Identifying, managing and mitigating our exposure to these risks and effectively overseeing this process are critical to our operational decision-making and annual planning processes. This oversight role is performed periodically throughout the year as part of the consideration of the strategic direction of the Company. In many cases, primary responsibility for overseeing risk assessment and management is delegated by the Board to the Audit Committee, although the Board retains ultimate responsibility for risk oversight; however, the primary responsibility for oversight of certain risks, including risks associated with the performance of our partners and product safety, is maintained by our Board.

Our Audit Committee (a) reviews with management the Company’s significant risk exposures and policies regarding the assessment and management of risk, (b) serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems, and (c) assists our Board in oversight of the Company’s compliance with legal and regulatory requirements. Each of the other committees of our Board also oversees the management of Company risks that fall within the committee’s areas of responsibility. The Corporate Governance and Nominating Committee oversees risks related to the Company’s succession planning, governance structure and processes and the structure of the Board and its committees to ensure appropriate oversight of risk. The Compensation Committee considers risks related to the design of the Company’s compensation program and arrangements for the Company’s named executive officers, as further described in “Compensation Committee Matters – Analysis of Risk in the Compensation Architecture” below.

We believe the division of risk oversight responsibility between the Board and the Committees, with management maintaining day-to-day functional responsibility for risk management and mitigation, is an effective approach for managing the risks to our business.

Director Independence

Our By-Laws require that at least 75% of the directors on our Board meet the NASDAQ’s listing standards’ “independence” requirements. For a director to be considered independent, the Board must affirmatively determine, after reviewing all relevant information, that such person has no relationship that would interfere with the exercise of independent judgment by such person in carrying out the responsibilities of a director of Sagent Pharmaceuticals.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of our current directors are independent directors under the applicable rules of NASDAQ, except for Mr. Oberman, our current Chief Executive Officer.

In addition, the Board previously affirmatively determined, after considering all of the relevant facts and circumstances, that Dr. Kung, who was a member of the Board until the 2015 Annual Meeting, was an independent director under the applicable rules of NASDAQ. As part of its determination of the independence of Dr. Kung, the Board considered the fact that, since May 2011, investment funds affiliated with Vivo Capital, LLC, of which Dr. Kung is a managing partner, have had a minority equity ownership interest in Nanjing King-friend Biochemical Pharmaceutical Co. (“NKF”) of approximately 5% in the aggregate, and from May 2011 until March 24, 2012, Dr. Kung was a member of the board of directors of NKF. In October 2008, Sagent and NKF entered into a supply agreement, the initial term of which expires in 2017, pursuant to which NKF is the exclusive supplier of heparin active pharmaceutical ingredient to Sagent, and since Dr. Kung ceased serving on the board of directors of NKF, Sagent has entered into additional commercial relationships with NKF, which were negotiated on an arm’s length basis. Mr. Yordon, our former Chief Executive Officer, who was Chairman of the Board prior to his retirement on March 25, 2015, was determined not to be independent.

Certain Relationships and Transactions with Related Persons

In accordance with its charter, the Audit Committee reviews Sagent Pharmaceuticals’ transactions in which the amount involved exceeds $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors and executive officers, stockholders beneficially owning more than 5% of our outstanding common stock and their immediate family members. The Audit Committee approves or ratifies only those related party transactions that it determines are fair and reasonable to Sagent Pharmaceuticals and in our and our stockholders’ best interests. The chair of the Audit Committee reviews and approves or ratifies transactions when it is not practicable or desirable to delay review of a transaction until a committee meeting. The chair reports to the committee any transaction so approved or ratified. The Audit Committee, in the course of its review and approval or ratification of a related person transaction under this policy, considers, among other things:

•	the commercial reasonableness of the transaction;

•	the materiality of the related person’s direct or indirect interest in the transaction;

•	whether the transaction may involve an actual, or the appearance of a, conflict of interest;

•	the impact of the transaction on the related person’s independence (as defined in the NASDAQ listing standards); and

•	whether the transaction would violate any provision of our Code of Ethics or Code of Conduct and Business Ethics.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or decisions regarding the transaction.

As of the date of this Proxy Statement, there have not been any transactions that the Audit Committee has determined to be a related person transaction since January 1, 2015.

Meeting Attendance

We expect directors to attend all Board meetings, the annual meeting of stockholders and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. The Board held ten meetings in 2015. All incumbent directors who served as directors during all of 2015 attended more than 75% of the aggregate number of meetings of the Board and all committees on which they served and attended the 2015 Annual Meeting.

Committees and Membership

Our Board designates the committee members and chairs based on the Corporate Governance and Nominating Committee’s recommendations. Throughout all of 2015, the Board had four standing committees: Audit, Compensation, Corporate Governance and Nominating and Strategic. The Board has adopted a written charter for each committee except Strategic. The charters define the committee’s roles and responsibilities. All written committee charters are available in the Corporate Governance section of the Investor page on our Web site at www.sagentpharma.com. During 2015, the Audit Committee held thirteen meetings, the Compensation Committee held seven meetings and the Corporate Governance and Nominating Committee held five meetings. The Strategic Committee did not meet during 2015.

The table below sets forth the current membership for the four Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating	Strategic
Mary Taylor Behrens	—	Chair	X	—
Michael Fekete	X	X	—	Chair
Robert Flanagan	X	—	Chair	X
Anthony Krizman	Chair	—	X	—
Shlomo Yanai	—	X	X	X

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

The Board determined that all of the Corporate Governance and Nominating Committee members are independent within the meaning of the NASDAQ listing standards. Under its charter, the Corporate Governance and Nominating Committee’s responsibilities include, among others:

•	Identifying, interviewing, and recommending qualified individuals for Board membership consistent with criteria approved by the Board;

•	annually reviewing and assessing the contribution and evaluating the performance of individual directors, in determining whether to recommend them for reelection to the Board;

•	making recommendations to the Board as to directors’ independence;

•	evaluating periodically and, when appropriate, making recommendations to the Board concerning the size and composition of the Board and its committees;

•	advising the Board on corporate governance matters, including developing and recommending to the Board corporate governance principles; and

•	overseeing the management development and succession planning process for the Chief Executive Officer and his direct reports and, as appropriate, evaluating potential candidates.

The Corporate Governance and Nominating Committee will consider any candidate a stockholder properly presents for election to the Board in accordance with the procedures set forth in the By-Laws. The Corporate Governance and Nominating Committee uses the same criteria to evaluate a candidate suggested by a stockholder as the committee uses to evaluate a candidate it identifies, and makes a recommendation to the Board regarding the candidate’s appointment or nomination for election to the Board. After the Board’s consideration of the candidate suggested by a stockholder, our Corporate Secretary will notify that stockholder whether the Board decided to appoint or nominate the candidate.

Under our By-Laws, a stockholder may nominate a candidate for election as director for consideration at an Annual Meeting by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice no later than 90 days, and no earlier than 120 days, before the first anniversary of the preceding year’s Annual Meeting. Accordingly, to be considered at the 2017 Annual Meeting, our Corporate Secretary must receive a stockholder’s notice of nomination on or after February 8, 2017, but no later than March 10, 2017. If we change the date of an Annual Meeting by more than 30 days earlier than the date of the previous year’s Annual Meeting or 70 days later than the date of the previous year’s Annual Meeting, then we must receive this written notice no later than 90 days, and no earlier than 120 days, before the date of our Annual Meeting.

AUDIT COMMITTEE MATTERS

The Board established the Audit Committee in accordance with Section 10A (m) of the Securities Exchange Act of 1934 (“Exchange Act”). The Board determined that all members of the Audit Committee are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) of the Exchange Act. The Board also determined that all Audit Committee members are financially literate within the meaning of the NASDAQ listing standards and that Anthony Krizman is an “audit committee financial expert” within the meaning of SEC regulations. No Audit Committee member received any payments in 2015 from us other than compensation for service as a director.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance.

Among other duties, the Audit Committee also oversees:

•	the integrity of our financial statements, our accounting and financial reporting processes, our systems of internal control over financial reporting and safeguarding our assets;

•	our outsourced internal audit function, including the annual internal audit plan and all significant reports prepared by the outsourced internal audit function;

•	our compliance with legal and regulatory requirements; and

•	our policies with respect to risk assessment and risk management.

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive. We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, please e-mail us at saph@openboard.info.

Audit Committee Report for the Year Ended December 31, 2015

To our Stockholders:

Management has primary responsibility for Sagent Pharmaceuticals’ financial statements and the reporting process, including the systems of internal control over financial reporting. Our role as the Audit Committee of the Sagent Pharmaceuticals Board of Directors is to oversee Sagent Pharmaceuticals’ accounting and financial reporting processes and audits of its financial statements. In the performance of these duties, we perform the following procedures:

Periodically, we meet, both independently and collectively, with management, the outsourced internal audit provider and the independent registered public accounting firm, among other things, to:

•	Discuss the quality of Sagent Pharmaceuticals’ accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures;

•	Review the overall scope and plans for the audit by the independent registered public accounting firm;

•	Review the overall scope and plans for internal audit by the outsourced internal audit provider;

•	Review significant findings prepared by the independent registered public accounting firm, together with management’s responses; and

•	Review significant internal audit reports prepared by the outsourced internal audit provider, together with management’s responses.

Prior to Sagent Pharmaceuticals’ filing of its Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC, we also:

•	Reviewed and discussed the audited financial statements and report on internal control over financial reporting with management and the independent registered public accounting firm;

•	Discussed with the independent registered public accounting firm their evaluation of the accounting principles, practices and judgments applied by management;

•

Discussed any other items the independent registered public accounting firm are required to communicate to the Audit Committee in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•

Discussed with the independent registered public accounting firm the matters required to be communicated under Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees”;

•

Received from the independent registered public accounting firm the written disclosures and the letter describing any relationships with Sagent Pharmaceuticals that may bear on the independent registered public accounting firm’s independence; and

•

Discussed with the independent registered public accounting firm their independence from Sagent Pharmaceuticals, including reviewing non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that could impair their independence, and with Sagent Pharmaceuticals’ and the Audit Committee’s policies.

Based upon the reports and discussions described in this report and without other independent verification, and subject to the limitations of our role and responsibilities outlined in this report and in our written charter, we recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Sagent Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 7, 2016.

Audit Committee:

Anthony Krizman, Chair

Michael Fekete

Robert Flanagan

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sagent Pharmaceuticals specifically incorporates it by reference in such filing.

Pre-Approval Policies

Our Audit Committee’s policy, which it reviews annually, is to approve all audit and non-audit services (subject to the de minimis exceptions of Section 10A(i) of the Exchange Act) provided by the independent registered public accounting firm before we engage the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee’s policy also requires management to report on the actual fees charged by the independent registered public accounting firm for each category of service. If pre-approval is needed before a scheduled committee meeting, the Audit Committee delegates pre-approval authority to its chair. The chair must report on such pre-approval decisions at the Audit Committee’s next regular meeting.

During 2015, the Audit Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm.

Independent Registered Public Accounting Firm’s Fees

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2015 and 2014 were as follows:

	2015	2014
Audit Fees	$1,758,000	$1,760,000
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	184,800	—

	$1,942,800	$1,760,000

“Audit Fees” include (a) the audit of our consolidated financial statements, and the audit of our internal control over financial reporting, (b) the audit of the unconsolidated Sagent Agila LLC joint venture for inclusion in our Form 10-K, (c) the reviews of our unaudited condensed consolidated interim financial statements (quarterly financial statements), (d) audits of non-US subsidiaries and (e) fees associated with consents included in registration statements. Audit Fees in 2014 also include $112,000 of fees related to the 2013 audit, which were not finalized at the time the 2013 Proxy Statement was issued.

“Other Fees” include professional services provided in connection with our evaluation of acquisition opportunities during 2015.

PROPOSAL 2. RATIFICATION OF THE RETENTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, oversight, retention and termination of our independent registered public accounting firm. The Audit Committee has retained Ernst & Young LLP, a registered public accounting firm, as our independent registered public accounting firm for 2016. Ernst & Young LLP has been our independent registered public accounting firm since our founding in 2006. The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the retention of Ernst & Young LLP as our independent registered public accounting firm.

The Audit Committee evaluates the performance of the Company’s Independent Auditors, including the senior audit engagement team, each year and determines whether to reengage the current Independent Auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities and the auditors’ technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the Independent Auditors’ lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the new lead engagement partner. Ernst & Young LLP’s lead audit partner was most recently changed for the 2014 audit.

The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. However, if our stockholders do not ratify the retention, the Audit Committee may investigate the reasons for the stockholders’ rejection and may consider whether to continue to retain Ernst & Young LLP or appoint another independent registered public accounting firm. Furthermore, even if the retention is ratified, the Audit Committee may appoint a different independent auditor at any time during 2016 if, in its discretion, it determines that such a change would be in Sagent Pharmaceuticals’ and our stockholders’ best interests.

We expect that a representative of Ernst & Young LLP will participate at the 2016 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

The Board unanimously recommends a vote FOR the ratification of the retention of Ernst & Young LLP as Sagent Pharmaceuticals’ independent registered public accounting firm for 2016.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists entirely of independent directors who the Board determined to be independent within the meaning of the NASDAQ listing standards. None of the Compensation Committee’s members:

•	is or was an officer or employee of Sagent Pharmaceuticals;

•

is or was a participant in a “related person” transaction in 2015 (for a description of our policy on related person transactions, see “Corporate Governance – Certain Relationships and Transactions with Related Persons” in this Proxy Statement);

•	is an executive officer of another entity at which one of our executive officers serves on the board of directors; or

•	has a relationship with Sagent which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

Responsibilities

The Compensation Committee’s responsibilities are set forth in its charter. The Compensation Committee’s responsibilities include, among other duties:

•

reviewing and approving the Chief Executive Officer’s goals and objectives, evaluating his performance in light of these goals and objectives and, based upon its evaluation, determining both the elements and amounts of the Chief Executive Officer’s compensation;

•	reviewing and approving the compensation of the Company’s named executive officers and other officers subject to Section 16 of the Exchange Act;

•	overseeing the administration and approval of annual incentive compensation and equity awards granted under our equity incentive plans to eligible participants;

•	reviewing our compensation policies and practices for employees, including non-executive and executive officers, as they relate to our risk management practices and risk-taking incentives;

•	assessing the appropriateness of, and advising the Board regarding, the compensation of independent directors for service on the Board and its committees; and

•

reviewing and discussing with management public disclosures relating to compensation matters and the issuance of a report on executive compensation in accordance with applicable rules of the SEC for inclusion in the Company’s annual report and proxy statement.

Processes and Procedures

The Compensation Discussion and Analysis, included in this Proxy Statement, addresses the Compensation Committee’s primary processes for establishing and overseeing executive compensation. Additional processes and procedures include:

•	Meetings. The Compensation Committee meets several times each year, including seven meetings in 2015, to address our compensation programs and policies.

•

Role of Independent Compensation Consultant. The Compensation Committee has retained Steven Hall & Partners (SH&P) as its compensation consultant to assist the Compensation Committee in evaluating executive compensation programs and to advise the Compensation Committee regarding the amount and form of executive and director compensation. The use of a consultant provides additional assurance that our executive compensation programs are reasonable, competitive and consistent with our objectives. The consultant is engaged directly by the Compensation Committee, participates in committee meetings as requested, and advises the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of compensation awards. In addition, with respect to the Chief Executive Officer, the consultant prepares specific compensation analyses for the Compensation Committee’s consideration. The Chief Executive Officer does not participate in the development of these analyses. The consultant plays a similar role in analyzing the amount and form of director compensation.

•

Role of Executive Officers and Management. Each year, the Chief Executive Officer presents his compensation recommendations for each of the other named executive officers, (as described under “Compensation Discussion and Analysis”) and for his non-named executive officer direct reports. The Compensation Committee reviews and discusses these recommendations with the Chief Executive Officer and has full discretion over all recommended compensation actions. Executive officers do not play a role in determining or recommending the amount or form of director compensation.

Independence of Compensation Consultant to the Compensation Committee

SH&P has served as the Compensation Committee’s independent compensation consultant since April 2015. During 2015, SH&P provided the Compensation Committee advice and services, including:

•	providing competitive market compensation data for executive positions;

•	reviews of elements of compensation;

•	analyzing “best practices” and advice about designing our annual and long-term incentive plans, including selecting metrics;

•	advising on the composition of our peer groups for benchmarking pay and performance; and

•	updating the committee on executive compensation trends, issues and regulatory developments.

The Compensation Committee believes that its consultant should be able to advise the Compensation Committee independent of management’s influence. Therefore, the Compensation Committee has taken steps to satisfy this objective. The Compensation Committee retained SH&P independent of management, and can utilize SH&P resources independent of those used by management as required.

At least annually, the Compensation Committee reviews the types of advice and services provided by SH&P and the fees charged for those services. The consultant reports directly to the Compensation Committee on all executive and director compensation matters; meets separately with the Compensation Committee outside the presence of management as requested; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as necessary or desired. Interactions between SH&P and management in respect of Compensation Committee matters are limited to those which the consultant needs to provide the Compensation Committee with relevant information and appropriate recommendations.

For the year ended December 31, 2015, based on the recommendation of the Company’s management, SH&P provided compensation services to Sagent Pharmaceuticals in addition to the executive and director compensation consulting services provided to the Compensation Committee. The Compensation Committee approved the provision of such broad-based services to management, and is satisfied that the provision of such services does not impair the independence of its executive and director consulting service provider. Aggregate fees paid to SH&P for both executive and director compensation and non-executive compensation services were less than $130,000 for the year ended December 31, 2015.

Analysis of Risk in the Compensation Architecture

As described below under “Compensation Discussion and Analysis,” our compensation structure is designed to incentivize executives and employees to achieve company financial and strategic goals as well as individual performance goals that promote long-term stockholder returns. The compensation architecture balances this design with multiple elements intended to discourage excessive risk-taking by executives and employees to obtain short-term benefits that may be harmful to Sagent Pharmaceuticals and our stockholders in the long term. The safeguards that effectively manage or mitigate risk, include:

•

Short-Term/Long-Term Incentive Mix. The balanced mix between short-term and long-term incentives discourages executives and employees from maximizing short-term performance at the expense of long-term performance. Our executive compensation is weighted toward long-term incentive compensation to encourage continued growth in stockholder value and ensure accountability for long-term results.

•	Award Caps. Our compensation plans provide for a limit on annual incentive awards to discourage short-term actions that may harm our long-term interests.

•	Multiple Performance Measures. Our incentive plans use multiple performance measures to discourage participants from focusing on achievement of one performance measure at the expense of another.

•

Recoupment and Anti-Hedging Policies. Our recoupment policy, which is described in “Compensation Discussion and Analysis – Policy on Recoupment of Executive Incentive Compensation in the Event of Certain Restatements,” provides the Board (or committee thereof) the discretion to seek to recapture from an executive officer any incentive compensation paid in the event of a restatement of our financial statements, which discourages inappropriate risk-taking behavior. Our anti-hedging policy, which is discussed in “Compensation Discussion and Analysis – Anti-Hedging Policy and Trading Restrictions,” further aligns our executives’ interests with those of our stockholders.

•

Ethics and Compliance Programs. The Audit Committee oversees our ethics and compliance programs that educate executives and employees on appropriate behavior and the consequences of inappropriate actions. These programs use effective approaches to ensure compliance and integrity and encourage employees and others to report concerns by providing multiple reporting avenues with a no retaliation policy.

•

Governance Practices. We have implemented good pay and governance practices that are critical to driving sustained stockholder value, including targeting pay at the median of our peer group, benchmarking compensation, using quantitative and qualitative results to determine incentive awards, engaging an independent compensation consultant and performing annual risk assessments.

In light of this evaluation, the Compensation Committee believes that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Sagent Pharmaceuticals.

Compensation of Independent Directors

Directors who are full-time Sagent Pharmaceuticals employees receive no compensation for their services as directors.

We strive to provide competitive compensation to attract and retain highly qualified independent directors who will best represent our stockholders’ interests. With its compensation consultant’s assistance, the Compensation Committee periodically benchmarks independent director compensation against a compensation peer group and general industry data, considers the appropriateness of the form and amount of independent director compensation and makes recommendations to the Board concerning such compensation. In connection with our initial public offering, after considering market data and practices, the Compensation Committee recommended, and the Board approved, establishing our independent director compensation levels at the median of our compensation peer group.

Cash Compensation

Under our director compensation program through June 30, 2015, our independent directors received an annual cash retainer in the amount of $40,000 per year. A director who also served as the independent chairman of Sagent Pharmaceuticals was entitled to an additional $15,000 annual cash retainer. A director appointed as the lead director was entitled to an additional $12,500 annual cash retainer. Each director who serves in the role of chairman of any committee created by the Board receives an annual retainer fee of: (1) $18,000 for the Audit Committee; and (2) $10,000 for the Compensation Committee, the Corporate Governance and Nominating Committee and any other permanent or temporary committee established by the Board. The differences in pay for the various committees are based upon the perceived differences in workload between the committees as well as the peer group compensation data provided by the consultant. Independent directors were also entitled to the following cash fees for meeting attendance:

Description	Amount
Board Meeting Fee	$2,500

Chair Meeting Fee	Audit Committee – $1,500 Compensation, Corporate Governance and Nominating Committee and any other permanent or temporary committee established by the Board – $1,000

Member Meeting Fee	Audit, Compensation, Corporate Governance and Nominating Committee and any other permanent or temporary committee established by the Board – $1,000

During the first half of 2015, as part of their ongoing review of director compensation relative to the targeted median level against our compensation peer group and director compensation best practices, SH&P recommended changes to the director cash compensation program. The changes, which were approved and effective July 1, 2015, eliminated separate per-meeting fees for board and committee service and increased the retainer payments made to each director. Under our director compensation program after July 1, 2015, our independent directors received an annual cash retainer in the amount of $85,000 per year. A director who also served as the independent chairman of Sagent Pharmaceuticals was entitled to an additional $45,000 annual cash retainer. A director appointed as the lead director was entitled to an additional $25,000 annual cash retainer. Each director who serves in the role of chairman of any committee created by the Board receives an annual retainer fee of: (1) $22,500 for the Audit Committee; (2) $17,500 for the Compensation Committee; (3) $12,500 for the Corporate Governance and Nominating Committee and (4) $10,000 for any other permanent or temporary committee established by the Board. Members of these board committees receive an annual retainer fee of: (1) $12,500 for the Audit Committee; (2) $10,000 for the Compensation Committee; (3) $7,500 for the Corporate Governance and Nominating Committee and (4) $5,000 for any other permanent or temporary committee established by the Board. The differences in pay for the various committees are based upon the perceived differences in workload between the committees as well as the peer group compensation data provided by the consultant.

Stock Compensation

In addition to cash compensation, the Company’s director compensation program also utilizes equity awards to further align the interests of our independent directors with the Company’s stockholders.

Initial Restricted Stock Unit Grant. Each independent director who was not immediately prior to joining the Board an employee of the Company or one of its subsidiaries will receive an award of restricted stock units upon his or her initial election or appointment to the Board, in an amount to be determined by the Compensation Committee or the Board. The award will be calculated based on the closing price of our common stock on the trading day prior to the grant date. The restricted stock units will vest in equal annual installments over the four-year period following the grant date. Vested restricted stock units are generally payable in stock within 30 days of vesting, although each independent director is provided with the opportunity to defer such payment until the termination of their service to the Company. Each restricted stock unit grant will be evidenced by, and subject to the terms and conditions of, an award agreement in the form approved by the Board to evidence such type of grant pursuant to this policy and the Plan. In connection with his appointment to the Board, Shlomo Yanai received an initial grant of restricted stock units valued at $74,993 on April 15, 2015.

Annual Restricted Stock Unit Grant. On the same date each year as annual employee grants are awarded under the Plan, each independent director then in office will also receive an award of restricted stock units. The restricted stock units will vest in equal annual installments over the four-year period following the grant date. Vested restricted stock units are generally payable in stock within 30 days of vesting, although each independent director is provided with the opportunity to defer such payment until the termination of their service to the Company. Each restricted stock unit grant will be evidenced by, and subject to the terms and conditions of, an award agreement in the form approved by the Board to evidence such type of grant pursuant to this policy and the Plan. During the first half of 2015, as part of their ongoing review of director compensation relative to the targeted median level against our compensation peer group and director compensation best practices, SH&P recommended changes to the director restricted stock compensation program. The changes, which were approved and effective July 1, 2015, increased the annual restricted stock unit grant from $75,000 per year, vesting over a four-year period following the grant date to $125,000 per year, vesting over a one-year period from the grant date.

2015 Independent Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Behrens, Mary Taylor	$103,500	$73,736	$—	$177,236
Fekete, Michael	$108,000	$73,736	$—	$181,736
Flanagan, Robert	$134,958	$73,736	$150,000	$358,694
Krizman, Anthony	$119,500	$73,736	$—	$193,336
Kung, Frank	$42,458	$73,736	$—	$116,194
Yanai, Shlomo	$50,000	$74,993	$—	$124,993

(1)	Includes all meeting and retainer fees paid or deferred pursuant to the Sagent Pharmaceuticals, Inc. Compensation Plan for Independent Directors.
(2)	Each of the then-incumbent independent directors received an aggregate annual stock award grant of 2,762 restricted stock units, with an aggregate value of $73,736, between February 25, 2015 (1,841 restricted stock units) and April 9, 2015 (921 restricted stock units). These restricted stock units will vest in equal annual installments over four years. Mr. Yanai received an annual stock award grant of 2,970 restricted stock units, with an aggregate value of $74,993, upon his appointment to the Board on April 15, 2015. There are 32,622 total restricted stock units outstanding at December 31, 2015.
(3)	We paid Mr. Flanagan $25,000 per month for the incremental services he provided to the Company during the management transition, until Mr. Oberman commenced his service as our new Chief Executive Officer.

Compensation Committee Report for the Year Ended December 31, 2015

The Compensation Committee oversees our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement to be filed with the SEC in connection with our 2016 Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 7, 2016.

Compensation Committee:

Mary Taylor Behrens, Chair

Michael Fekete

Shlomo Yanai

COMPENSATION DISCUSSION AND ANALYSIS

In our Compensation Discussion and Analysis, we:

•	describe our goals for compensating our named executive officers;

•

describe how we designed our compensation program and explain how executive compensation decisions reflect both Sagent Pharmaceuticals’ business performance and the individual performance goals for each of our named executive officers; and

•	explain the tables and other disclosures that follow.

Our “named executive officers” are those individuals who served as Sagent Pharmaceuticals’ Chief Executive Officer (“CEO”) and Chief Financial Officer during 2015, as well as those other individuals included in the 2015 Summary Compensation Table under “Executive Compensation” below. As of December 31, 2015, our named executive officers were Allan Oberman, Jonathon Singer, Michael Logerfo, Albert Patterson and Lorin Drake. On March 25, 2015, Jeffrey Yordon retired as the Chief Executive Officer and Chairman of the Board of Sagent and James Hussey advised the Board of his decision to leave the Company, and the Board accepted his resignation as President of the Company, effective as of such date. On November 25, 2015, Mr. Logerfo advised the Board of his decision to resign as President of the Company, effective as of April 1, 2016.

Executive Summary of 2015 Compensation Actions

This section highlights key actions taken by the Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) to align the interests of our named executive officers with those of our stockholders and improve our pay for performance position. This section is also intended to provide a better understanding of the Committee’s pay decisions relative to Company performance in 2015.

Recruitment of our New Chief Executive Officer. Following the retirement of Mr. Yordon in March, the Board began a search for his replacement. On August 3, 2015, the Board appointed Allan Oberman to the position of Chief Executive Officer. Based on a market review using the new 2015 peer group, the following key elements of his compensation package are:

• Base Salary	$750,000 per annum
• Annual Bonus Target	100% of salary
• Initial Equity Grant (value)	$2,700,000
• 2016 Equity Grant Target	$1,500,000
• 2017 and beyond Equity Grant Target	$2,500,000

Consistent with our compensation practice, Mr. Oberman’s equity grants will be issued as 50% non-qualified stock options, 50% restricted stock awards. Mr. Oberman’s initial equity grant of $2.7 million was priced as of August 3, 2015, when he executed his employment agreement. The equity value reported in Executive Compensation – Summary Compensation Table, represents the Black-Scholes value of these awards on September 12, 2015, when Mr. Oberman became employed by the Company.

Changes to our Compensation Programs. In 2015, we made certain adjustments to our executive compensation programs to improve our pay for performance alignment as well as to incent delivery of critical business outcomes. These changes are as follows:

•	Annual Incentive Design – In 2015, we changed the weighting of our Annual Incentive Plan metrics as follows:

Metric	2014 Weighting	2015 Weighting
Net revenues	40%	50%
Profitability
Adjusted EBITDA	40%	50%
Product submissions	20%	—

In determining the design of the 2015 annual incentive compensation plan, we eliminated the product submission metric. This metric had been included in 2014 as part of the annual incentive compensation plan design to address the FDA changes in product submission requirements that were enacted in June 2014.

2015 Performance and Impact to Annual Bonus Payouts. In February 2016, the Committee reviewed the Company’s performance with respect to the 2015 Bonus Plan targets. Overall, we exceeded our threshold performance for net revenue and exceeded our target for Adjusted EBITDA, as shown below:

Metric	2015 Threshold	2015 Performance	2015 Target
Net revenues[1]	$320.0 million	$322.9 million	$340.0 million
Adjusted EBITDA	$20.0 million	$29.7 million	$25.0 million

Based on these results relative to target, our overall Bonus Plan rating for 2015 is 83.3% of target. Refer to “Elements of Executive Compensation – Annual Cash Incentives” for further detail on the calculation of the 2015 Bonus Plan rating.

1For 2015, performance against net revenues was measured on a constant currency basis, assuming the Canadian dollar remained at our forecasted exchange rate for the full year. A reconciliation of net revenues as reported under GAAP to net revenue on a constant currency basis is provided below

For the year ended December 31, 2015
Net revenue-constant currency	$322.9 million
Less: constant currency adjustment	($ 4.6 million	)

Net revenues	$318.3 million

Our Compensation Program Design

Executive Compensation Objectives and Philosophy

The key objectives of our executive compensation programs are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our stockholders through short- and long-term incentive compensation programs. For our named executive officers, these short- and long-term incentives are designed to accomplish these objectives by providing a significant financial correlation between our financial results and their total compensation.

A significant portion of the compensation of the named executive officers consists of equity and cash incentive compensation contingent upon the achievement of financial and operational performance metrics. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received varies with our company’s financial performance. Equity compensation derives its value from our equity value, which is likely to fluctuate based on our financial performance. Payment of cash incentives is dependent on our achievement of pre-determined financial objectives.

We seek to apply a consistent philosophy to compensation for all executive officers. Our compensation philosophy is based on the following core principles.

To Pay for Performance

Individuals in leadership roles, particularly our named executive officers, are compensated based on a combination of total company and individual performance factors. Total company performance is evaluated primarily on the degree to which pre-established objectives are met. Individual performance is evaluated based upon several individualized leadership factors, including:

•	individual contribution to attaining specific financial objectives;

•	building and developing individual skills and a strong leadership team; and

•	developing an effective infrastructure to support business growth and profitability.

A significant portion of total compensation is delivered in the form of equity-based awards to directly link compensation with stockholder value.

To Pay Competitively

We are committed to providing a total compensation program designed to retain our highest performing employees and attract superior leaders to our company. We have established compensation levels that we believe are competitive based on our Board’s experience with pay practices and compensation levels for growth companies such as ours. For the CEO and CFO, the Committee has targeted overall compensation levels at the size-adjusted median of our compensation peer group, and works with its compensation consultant in achieving this target. For the other named executive officers, due to availability of data, for 2015 we utilized different but comparable data for their market comparisons.

To Pay Equitably

We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, our Board considers depth and scope of accountability, complexity of responsibility, qualifications and executive performance, both individually and collectively as a team. While different sets of data were used to set the compensation for the CEO and CFO and for the remaining named executive officers, we believe all relevant factors were taken into account in order to create equitable pay practices for the executive team.

In addition to short- and long-term compensation, we have found it important to provide certain of our executive officers with competitive post-employment compensation. Post-employment compensation consists primarily of two main types – severance pay and benefits continuation. We believe that these benefits are important considerations for our executive officer compensation package, as they afford a measure of financial security in the event of certain terminations of their employment and also enable us to secure their cooperation following termination. We have sought to ensure that each combined compensation package is competitive at the time the package is negotiated with the executive officer. We elect to provide post-employment compensation to our executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and our hiring needs dictate.

Market Data Used to Benchmark Pay

With the assistance of the Committee’s compensation consultant, the Committee benchmarks elements of our executive compensation. Our executive’s pay elements are benchmarked against a peer group of public companies that are selected from the biotechnology and pharmaceuticals industry and reflect our current and projected future size, product markets and the talent pool from which we recruit. Based on such criteria, the Committee included the following companies in the peer group for the competitive analysis for 2015 compensation:

Acorda Therapeutics, Inc.	Hi-Tech Pharmacal Co., Inc.
Akorn, Inc.	Lannett Company, Inc.
Albany Molecular Research, Inc.	NPS Pharmaceuticals, Inc.
Auxilium Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.
Cambrex Corporation	Santarus, Inc.
Cornerstone Therapeutics, Inc.	SciClone Pharmaceuticals
DepoMed, Inc.	Spectrum Pharmaceuticals, Inc.
Emergent BioSolutions, Inc.

In June 2015, with the assistance of SH&P, the Committee revised the peer group used to benchmark executive compensation. The revised peer group better reflects our current and projected future size and product markets, while continuing to reflect the talent pool from which we recruit. Based on such criteria, the Committee included the following companies in the peer group for the competitive analyses used during the recruitment of Mr. Oberman in 2015, and for compensation decisions related to our CEO and CFO in 2016:

Acorda Therapeutics, Inc.	Emergent BioSolutions, Inc.
Aegerion Pharmaceuticals, Inc.	Horizon Pharma PLC
Akorn, Inc.	Insys Therapeutics, Inc.
Albany Molecular Research, Inc.	Lannett Company, Inc.
Amphastar Pharmaceuticals, Inc.	Pacira Pharmaceuticals, Inc.
Cambrex Corp.	SciClone Pharmaceuticals, Inc.
DepoMed, Inc.	Spectrum Pharmaceuticals, Inc.

In determining appropriate compensation levels for the named executive officers, the Committee reviews both compensation levels for similarly situated executives at companies in the compensation peer group and general and industry specific market compensation surveys. As described above in “To Pay Competitively”, due to the availability of data, we utilized different, but comparable data for market comparisons for the 2016 compensation decisions related to our other named executive officers.

Elements of Executive Compensation

A description of each of the compensation program elements follows. Individual compensation decisions made during 2015 are included within the appropriate category herein.

Base Salary

We provide a base salary to our named executive officers to compensate them for their services during the year and to provide them with a stable source of income. Base salaries for our named executive officers are reviewed annually, as well as at the time of a promotion or other change in level of responsibilities, or when competitive circumstances or business needs may require. The CEO’s base salary is approved by the independent members of the Board based on the compensation consultant’s recommendations and the Board’s review of the CEO’s performance during the previous year. The salaries for our other named executive officers are approved by the Committee based on the CEO’s recommendation and review of each officer’s performance during the previous year. The Committee targets a compensation package that is consistent with our compensation philosophy. With respect to the CEO and CFO, the Committee targets compensation strategically positioned at the size adjusted market median of our peer group, while for other executive officers, compensation is targeted to around the median with adjustments made for level of experience and demonstrated performance of a combination of available peer group data, general and industry specific market surveys.

In February 2015 in connection with the Company’s annual review process, the Committee reviewed the salaries of Messrs. Yordon, Singer, Logerfo, Patterson and Drake. To recognize performance and to align compensation with the size-adjusted market median levels based on current responsibilities, the Committee approved the following annual salaries, effective March 2015: Mr. Yordon, $665,185, Mr. Singer, $355,136, Mr. Logerfo, $351,900, Mr. Patterson, $305,964, and Mr. Drake, $281,139.

In April 2015, following the departure of Messrs. Yordon and Hussey, Mr. Logerfo was promoted to the position of President and his base salary was increased to $451,900.

In August 2015, Allan Oberman was appointed as the Company’s Chief Executive Officer. In determining the compensation package offered to Mr. Oberman, the Committee considered the median compensation of the updated peer group in setting his annual salary of $750,000 and target annual cash incentive compensation at 100% of base salary.

The annual base salaries in effect for each of our named executive officers employed by us as of December 31, 2015 and 2014 are as follows:

	Annual Salary
Name	2015	2014
Allan Oberman	$750,000	$—
Jonathon Singer	355,136	344,793
Michael Logerfo	451,900	328,879
Albert Patterson	305,964	297,052
Lorin Drake	281,139	272,950
Jeffrey Yordon	—	645,810
James Hussey	—	430,500

2016 Salary Actions

In January 2016, in connection with the Company’s annual review process, the Compensation Committee reviewed the salaries of Messrs. Oberman, Singer, Patterson and Drake. Mr. Logerfo’s salary was not reviewed, as he had tendered his resignation from the Company, to be effective April 1, 2016. To recognize performance and to align compensation with the targeted market benchmarks based on current responsibilities, the Committee approved the following annual salaries effective April 2016: Mr. Oberman $765,000, Mr. Singer, $415,000, Mr. Patterson, $315,142 and Mr. Drake $315,000.

Annual Cash Incentives

Overview

The Management Bonus Plan is a cash bonus plan designed to motivate and reward participants, including the named executive officers, for their contribution to Sagent Pharmaceuticals, for achieving our annual financial and strategic goals. The range of amounts that a named executive officer may earn is determined at the beginning of the year by the Committee, and the amount actually paid is based on the financial results achieved during the year.

Using the structure of our cash incentive program, the Committee establishes a target award for each officer determined as a percentage of the officer’s base salary, which is earned based on performance against the goals set by the Committee. Officers may earn more than the target award (up to a maximum set by the Committee of 150% of the target award) if goals are exceeded, or less than the target award if goals are not achieved at the target level but achieved above a threshold level set by the Committee (payment at the threshold level is 50% of the target award). No award is earned if performance fails to meet the threshold level of performance.

For purposes of determining the 2015 cash incentive award paid to each named executive officer, in February 2015, the committee selected the following measures on which to assess the company’s performance:

Performance Measure (Weight)	Description

Net revenues (50%)	Our net revenues are determined in accordance with generally accepted accounting principles, adjusted for the impact of foreign currency changes between the establishment of the annual operating plan and actual results. It means our gross sales less reductions for wholesaler chargebacks, rebates, returns and other allowances.

Adjusted EBITDA (50%)	Adjusted EBITDA, is comprised of net income determined in accordance with generally accepted accounting principles plus interest expense, net of interest income, our provision for income taxes, depreciation and amortization, stock-based compensation expense, management transition costs, acquisition-related costs, the impact of unrealized foreign currency gains or losses, the impact of product-related non-cash charges arising from business combinations, impairment charges and the impact of legal settlements.

These measures were equally weighted in determining performance during 2015. In establishing these goals, the Committee consulted with management, reviewed the Company’s 2015 business plan and set goals that were attainable based upon the execution of the business plan. The 2015 financial goals were established to focus executive attention and action on financial and business performance that the Committee believed would deliver stockholder return and enhance the platform for long-term growth.

In focusing on sales revenues and profitability in the current year, the Committee intended to emphasize a high level of performance against our business model, including successfully increasing our Adjusted EBITDA, balanced with the need to invest in the long-term growth of the business. The Committee believes that these metrics continue to be important measures, are highly correlated to total stockholder return and maintain continuity with participants.

For each measure, the Committee established a threshold, target and maximum level of performance. Maximum levels and potential payouts were established to encourage above-goal performance and results that exceed expectations. Similarly, we believe that if we do not meet our target goals, management incentive payments should be reduced accordingly. Based on the threshold determinations made, if the Company does not achieve 94% of the target level for net revenues or 80% of the target level for Adjusted EBITDA, then no payout is made for the respective goal.

The following table lists the performance measures, weightings, and related target goals for 2015, as well as actual results.

Sagent Pharmaceuticals 2015 Management Bonus Plan Measures

Performance Measure	Weighting	Threshold	Target	Maximum	Actual
Net revenues	50%	$320 million	$340 million	$375 million	$322.9 million
Adjusted EBITDA	50%	$20 million	$25 million	$50 million	$29.7 million

In its January 2016 meeting, the Committee measured performance against the goals and approved the following 2015 incentive awards at 83.3% of target for Messrs. Oberman, Singer, Logerfo, Patterson and Drake.

Name	Annual Incentive Plan Target (% of Salary)	Annual Incentive Plan Target ($)	Annual Incentive Plan Maximum (% of Salary)	Annual Incentive Plan Maximum ($)	2015 Annual Incentive Award (% of Salary)	2015 Annual Incentive Award ($)
Mr. Oberman[1]	100%	$750,000	150.0%	$1,125,000	27.8%	$208,250
Mr. Singer	40%	142,054	60.0%	213,082	33.3%	118,331
Mr. Logerfo	40%	180,760	60.0%	1271,140	33.3%	140,321
Mr. Patterson	40%	122,386	60.0%	183,578	33.3%	101,947
Mr. Drake	40%	112,456	60.0%	168,683	33.3%	93,675
Mr. Yordon[2]	80%	532,148	120.0%	798,222	23.3%	160,251

[1]	Mr. Oberman received a pro-rata portion of the 2015 annual bonus, based on his September 2015 start date with the Company.
[2]	As part of his separation agreement, Mr. Yordon was guaranteed 1/3rd of his 2015 annual bonus at the overall rate achieved by the Company.

Long-Term Incentives – Equity Awards

Long-term incentive equity award grants are used to align the interests of our named executive officers with those of our stockholders. We grant non-qualified stock options and restricted stock to our named executive officers on an annual basis. Award ranges are based on an analysis of competitive market practice, with the midpoint of the aggregate equity award ranges, approximately equal to the size-adjusted total long-term incentive median of our peer group. An equity award above or below the midpoint of the range is based on a qualitative review of sustained individual performance and an evaluation of the potential to assume roles with greater responsibility. In all cases, awards are between 50% and 150% of the midpoint. In determining the distribution of awards for our named executive officers between stock options and restricted stock, SH&A recommended, and the Committee approved, a conversion ratio of approximately two stock options for each share of restricted stock granted.

We are committed to growing stockholder value, and our incentive plans support this objective. To support the retention aspects of the program, the stock option and restricted stock awards vest one-fourth each year over four years.

Annual stock option and restricted stock awards are granted on the fourth business day immediately following the release of our annual financial results, following approval by the Compensation Committee. The exercise price for stock options and the grant price for restricted stock are both set as the closing price on the last trading day immediately preceding that date, as reported by NASDAQ.

In April 2015, in recognition of the additional responsibilities that the named executive officers would have during our management transition period, the Compensation Committee approved a one-time Restricted Stock Grant to Messrs. Singer, Logerfo, Patterson and Drake of 5,480 shares per employee with a value of approximately $125,000 that vest 50% on December 31, 2015 and 50% on December 31, 2016.

Perquisites

Our named executive officers receive limited perquisites, including a car allowance for certain of our named executive officers. Taxes on all perquisites are the sole responsibility of the named executive officer. The types and total costs of perquisites we offer are similar to the types and costs offered at other peer companies. The Committee believes that these perquisites are important for retention and recruitment purposes. Specific executive officer perquisites are listed in the footnotes to the Summary Compensation Table under “Executive Compensation.” Other than these perquisites, named executive officers receive the same benefits as other Sagent Pharmaceuticals employees.

Post-Termination Compensation

Post-termination compensation consists of separation pay, which includes cash compensation, equity compensation (if applicable) and the provision of benefits.

Change in Control Provisions. We have entered into employment agreements with each of our named executive officers. The employment agreements for each of our named executive officers include change in control provisions (the “CIC Provisions”). The CIC Provisions are consistent with similar provisions provided by companies in the compensation peer group, including eligibility, severance benefit levels and treatment of cash and equity incentive compensation. The separation payments are structured to help assure that our named executive officers would be available to assist in the successful transition following a change in control and provide a competitive level of severance protection if the named executive officer is involuntarily terminated without cause following a change in control. Under the CIC Provisions, restricted stock and stock options only vest upon a change in control if the participant is terminated without cause or resigns for good reason within the two year period following the change in control. For the named executive officers whose employment agreements contain the CIC Provisions, Sagent Pharmaceuticals will cover all excise taxes that may be triggered by separation payments.

The severance arrangements and other benefits provided for under the CIC Provisions (as well as the equity treatment upon certain separations in the event of a change in control) are described under “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Non-Change in Control Severance Agreements. The employment agreements with each of our named executive officers also provide for certain severance payments upon termination due to the named executive officer’s death or “disability”, termination by the employer without “cause” or termination by the named executive officer with “good reason” (as such terms are defined in such named executive officer’s employment agreement). The provision of these payments and benefits facilitates recruitment and retention, as most of the companies in the compensation peer group offer similar benefits to their executives. The severance arrangements and other benefits provided for under these severance provisions are described under “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Policy on Recoupment of Executive Incentive Compensation in the Event of Certain Restatements

The Board or an appropriate committee of the Board may determine that, as a result of a restatement of Sagent Pharmaceuticals’ financial statements, an executive officer received more compensation than the executive officer would have received absent the incorrect financial statements. The Board or appropriate committee, in its discretion, may then take such actions as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•	requiring the executive officer to repay some or all of any bonus or other incentive compensation paid;

•	requiring the executive officer to repay any gains realized on the exercise of stock options or on the open-market sale of vested shares;

•	canceling some or all of the executive officer’s restricted stock or deferred stock awards and outstanding stock options;

•	adjusting the executive officer’s future compensation; or

•	terminating or initiating legal action against the executive officer.

In February 2016, the Company restated its 2014 consolidated financial statements to correct an error in the accounting for income taxes. The restatement did not impact the reported incentive compensation metrics for the year ended December 31, 2014. The Board concluded that no recoupment of compensation or other action against any executive officer was required as a result of the restatement.

Anti-Hedging Policy and Trading Restrictions

Our current insider trading policy limits the timing and types of transactions in Sagent Pharmaceuticals securities by Section 16 officers (and any member of the Section 16 officer’s family sharing the same household), including the named executive officers. Among other restrictions, the policy:

•	allows Section 16 officers to trade company securities only during window periods (following earnings releases) and only after they have pre-cleared transactions;

•	prohibits Section 16 officers from short-selling company securities or “selling against the box” (failing to deliver sold securities); and

•

prohibits Section 16 officers from transactions in puts, calls or other derivatives on Sagent Pharmaceuticals securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on Sagent Pharmaceuticals securities.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct certain compensation in excess of $1 million paid to our Chief Executive Officer and each of the three other most highly compensated executive officers (other than our Chief Financial Officer). Performance-based compensation paid under a plan approved by our stockholders that satisfies certain other conditions may be excluded from the calculation of the limit. As of our 2015 Annual Meeting, the transition period exemption provided under Section 162(m) to newly public companies expired, and as such we became subject to these limitations. In connection with our 2016 Annual Meeting, we are asking for stockholder approval of our 2016 Incentive Compensation Plan, which is designed enable us to grant at our election awards intended to satisfy the requirements for deductibility under Section 162(m). The Compensation Committee considers Section 162(m) when making compensation decisions, but other considerations, such as providing our named executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Committee’s decisions. As a result, the Committee reserves the flexibility to authorize payment or the awarding of compensation that it deems necessary or appropriate to achieve our business goals and to align the interests of our executives with those of our shareholders, whether or not the compensation is performance-based within the meaning of Section 162(m) or otherwise fully deductible.

In addition, Section 409A of the Code places strict limitations on the design of compensation arrangements that constitute non-qualified deferred compensation, and imposes an excise tax on executives for non-qualified deferred compensation that does not comply with Section 409A of the Code. We carefully consider the limitations of Section 409A of the Code when awarding compensation to our employees to ensure our plans, agreements and incentives are in compliance with Section 409A of the Code and to avoid the potential adverse tax consequences thereunder.

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”)

Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Our equity awards to named executive officers are structured to comply with the requirements of Topic 718 to maintain the appropriate equity accounting treatment, and we take such accounting treatment into account when designing and implementing its compensation programs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information on the compensation awarded to, earned by or paid to the named executive officers during 2015.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings		All Other Compensation(6)	Total
Allan Oberman, Chief Executive Officer(4)	2015 2014 2013	$244,707 — —	— — —	$1,068,782 — —	$907,665 — —	208,250 — —	$	— — —	$257 — —	$2,429,661 — —

Jonathon Singer, Executive Vice President and Chief Financial Officer	2015 2014 2013	352,749 344,793 330,762	— — —	118,688 124,039 114,999	245,002 119,992 115,002	118,331 206,876 165,768		— — —	9,247 8,824 5,625	844,017 804,524 732,156

Michael Logerfo, President, Chief Legal Officer and Corporate Secretary	2015 2014 2013	416,972 328,879 312,711	— — —	118,688 124,039 114,999	245,002 119,992 115,002	140,321 197,327 158,117		— — —	9,247 8,824 8,707	930,230 779,061 709,536

Albert Patterson, Executive Vice President, National Accounts and Corporate Development	2015 2014 2013	303,907 297,057 287,415	— — —	118,688 123,354 114,999	245,002 119,993 115,002	101,947 178,231 142,816		— — —	22,102 19,485 21,513	791,646 738,120 681,745

Lorin Drake, Executive Vice President, Sales	2015 2014 2013	279,249 272,950 257,500	— — —	98,906 178,718 139,809	224,992 99,994 81,000	93,675 163,770 111,575		— — —	21,516 21,005 19,699	718,338 736,437 609,582

Jeffrey Yordon, Former Chief Executive Officer	2015 2014 2013	228,344 645,810 615,231	— — —	267,047 279,094 259,997	270,007 270,003 259,992	160,251 697,475 612,067		— — —	2,518,411 21,785 21,655	3,444,060 1,914,167 1,768,942

James Hussey, Former President(5)	2015 2014 2013	104,463 430,500 308,716	— — —	133,524 139,547 998,000	134,990 134,991 —	— 322,875 216,650		— — —	662,508 8,824 6,226	1,035,485 1,036,737 1,529,592

(1)

Represents the aggregate grant date fair value of stock option grants, calculated in accordance with ASC 718. Please see Note 17 to the Consolidated Financial Statements for a description of the assumptions used in making these calculations.

(2)

Represents the aggregate grant date fair value of restricted stock award grants, calculated in accordance with ASC 718. Please see Note 17 to the Consolidated Financial Statements for a description of the assumptions used in making these calculations.

(3)

The values in this column reflect the amount each named executive officer earned under our Management Bonus Plan, which was paid on March 4, 2016. The named executive officer’s target bonuses were computed as follows: Mr. Oberman (100% of base salary), and Messrs. Singer, Logerfo, Patterson and Drake and Patterson (40% of base salary). Under his Separation Agreement, Mr. Yordon was entitled to 1/3rd of his 2015 annual incentive bonus. Mr. Hussey did not receive any payments for 2015 under our Management Bonus Plan.

(4)

Mr. Oberman commenced his employment with the Company on September 12, 2015, following receipt of a work visa. Through December 2015, Mr. Oberman was compensated through our Canadian subsidiary, as he remained resident in Toronto, Canada. The amount paid to Mr. Oberman under the “Salary” column for 2015 represents C$328,813, at an average exchange rate of C$1.34 to $1.00.

(5)

Mr. Hussey was hired into the position of President on March 25, 2013. The amount listed for Mr. Hussey under “Option Awards” in 2013 included the grant date fair value for an award of 100,000 stock options that was granted in connection with his hire.

(6)	The following table details “All Other Compensation” paid to each of our named executive officers during the fiscal years listed above.

Name	Fiscal Year	Life and Disability Insurance	Automobile Allowance		401(k) Company Match		Severance Payments(1)		Total All Other Compensation
Allan Oberman	2015 2014 2013	$257 — —	$	— — —	$	— — —	$	— — —	$257 — —
Jonathon Singer	2015 2014 2013	1,297 1,024 1,057		— — —		7,950 7,800 4,568		— — —	9,247 8,824 5,625
Michael Logerfo	2015 2014 2013	1,297 1,024 1,057		— — —		7,950 7,800 7,650		— —	9,247 8,824 8,707
Albert Patterson	2015 2014 2013	952 669 663		13,200 13,200 13,200		7,950 5,616 7,650		— — —	22,102 19,485 21,513
Lorin Drake	2015 2014 2013	1,235 928 865		13,200 13,200 13,200		7,081 6,877 5,634		— — —	21,516 21,005 19,699
Jeffrey Yordon	2015 2014 2013	108 785 805		4,400 13,200 13,200		7,950 7,800 7,650		2,505,953 — —	2,518,411 21,785 21,655
James Hussey	2015 2014 2013	162 1,024 1,057		— — —		7,950 7,800 5,169		654,396 — —	662,508 8,824 6,226

(1)

Severance payments for Mr. Yordon include $2,394,663 for severance as agreed in the Separation Agreement and Release of Claims executed May 4, 2015 by and among the Company and Mr. Yordon, and $111,290 for untaken paid-time off. Severance payments for Mr. Hussey include $593,000 for severance, attorney’s fees and COBRA, and $61,396 for untaken paid time off.

Grants of Plan-Based Awards in 2015

The following table provides information regarding each plan-based award made to our named executive officers during 2015:

			Estimated future payouts under non-equity incentive plan awards(1)			All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant type	Threshold ($)	Target ($)	Maximum ($)
Allan Oberman	8/3/2015	Bonus Plan	375,000	750,000	1,125,000	—	—	—	—
	8/3/2015	Option Award	—	—	—	—	110,020	24.58	1,068,782
	8/3/2015	Stock Award	—	—	—	54,922	—	—	907,665
Jonathon Singer	2/25/2015	Bonus Plan	71,027	142,054	213,082	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	8,208	27.15	118,688
	2/25/2015	Stock Award	—	—	—	4,420	—	—	120,003
	3/30/2015	Stock Award	—	—	—	5,480	—	—	124,998
Michael Logerfo	2/25/2015	Bonus Plan	90,380	180,760	271,140	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	8,208	27.15	118,688
	2/25/2015	Stock Award	—	—	—	4,420	—	—	120,003
	3/30/2015	Stock Award	—	—	—	5,480	—	—	124,998
Albert Patterson	2/25/2015	Bonus Plan	61,193	122,386	183,578	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	8,208	27.15	118,688
	2/25/2015	Stock Award	—	—	—	4,420	—	—	120,003
	3/30/2015	Stock Award	—	—	—	5480	—	—	124,998
Lorin Drake	2/25/2015	Bonus Plan	56,228	112,456	168,683	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	6,840	27.15	98,906
	2/25/2015	Stock Award	—	—	—	3,683	—	—	99,993
	3/30/2015	Stock Award	—	—	—	5480	—	—	124,998
Jeffrey Yordon	2/25/2015	Bonus Plan	266,074	532,148	798,222	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	18,468	27.15	267,047
	2/25/2015	Stock Award	—	—	—	9,945	—	—	270,007
James Hussey	2/25/2015	Bonus Plan	107,625	215,250	322,875	—	—	—	—
	2/25/2015	Option Award	—	—	—	—	9,234	27.15	133,524
	2/25/2015	Stock Award	—	—	—	4,972	—	—	134,991

(1)	The awards described in the columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were paid in March 2016 and are presented in the “Non-Equity Incentive Plan Compensation” column in the preceding Summary Compensation Table. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Cash Incentives” above for a description of our annual bonus program. The amounts presented under the threshold, target and maximum columns represent the payout if performance goals were met at the threshold, target or maximum level, respectively, established by the Compensation Committee. If no goals were met at or above the threshold level, no payout would be made. Achievement at the threshold level for each metric would result in a payout of 50% of base salary for Mr. Oberman, 40% of base salary for Mr. Yordon, 25% of base salary for Mr. Hussey, and 20% of salary for Messrs. Singer, Logerfo, Patterson and Drake. Achievement higher than 110% of the target level for net revenues and 200% of the target level for Adjusted EBITDA would result in a maximum payout of 150% of base salary for Mr. Oberman, 120% of base salary for Mr. Yordon, 75% of base salary for Mr. Hussey, and 60% of base salary for Messrs. Singer, Logerfo, Patterson and Drake.
(2)	The exercise price of the stock option awards represents the closing price of our common stock as reported by NASDAQ on the final trading date prior to the grant date.
(3)	The value of Sagent Pharmaceuticals stock option awards are determined using the Black-Scholes stock option valuation model, consistent with the calculation of compensation expense in Sagent Pharmaceuticals’ consolidated audited financial statements contained in Sagent Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2015. Please see Note 17 to the consolidated financial statements and Note 1 to the preceding Summary Compensation Table for a description of the assumptions used in making these calculations.

Outstanding Equity Awards at December 31, 2015

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2015. All of the outstanding equity awards made through December 2010 were issued under the Sagent Holding Co. 2007 Global Share Plan. Outstanding equity awards made since December 2010 were issued under our 2011 Incentive Compensation Plan.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Allan Oberman	8/3/2015	—	110,020	—	24.58	8/3/2025	54,922	873,809	—	—
Jonathon Singer	9/19/2011 2/22/2012 2/21/2013 2/18/2014 2/25/2015 3/30/2015	55,000 6,997 6,033 2,659 — —	— 2,333 6,034 7,979 8,208 —	— — — — — —	20.10 22.04 16.45 20.16 27.15 —	9/19/2021 2/22/2022 2/21/2023 2/18/2024 2/25/2025 —	— 1,305 3,496 4,464 4,420 2,740	— 20,763 55,621 71,022 70,322 43,593	— — — — — —	— — — — — —
Michael Logerfo	7/23/2010 12/2/2010 2/22/2012 2/21/2013 2/18/2014 2/25/2015 3/30/2015	10,000 25,518 6,997 6,033 2,659 — —	— — 2,333 6,034 7,979 8,208 —	— — — — — — —	4.31 11.60 22.04 16.45 20.16 27.15 —	7/23/2020 12/2/2020 2/22/2022 2/21/2023 2/18/2024 2/25/2025 —	— — 1,305 3,496 4,464 4,420 2,740	— — 20,763 55,621 71,022 70,322 43,593	— — — — — — —	— — — — — — —
Albert Patterson	12/11/2009 6/25/2010 12/2/2010 2/22/2012 2/21/2013 2/18/2014 3/19/2014 2/25/2015 3/30/2015	638 38,277 28,707 5,962 6,033 2,216 364 — —	— — — 1,988 6,034 6,649 1,095 8,208 —	— — — — — — — — —	4.31 4.31 11.60 22.04 16.45 20.16 23.78 27.15 —	12/11/2019 6/25/2020 12/2/2020 2/22/2022 2/21/2023 2/18/2024 3/19/2024 2/25/2025 —	— — — 1,113 3,496 3,720 631 4,420 2,740	— — — 17,708 55,621 59,185 10,039 70,322 43,593	— — — — — — — — —	— — — — — — — — —
Lorin Drake	2/28/2007 8/15/2008 12/11/2009 7/23/2010 12/2/2010 2/22/2012 2/21/2013 2/18/2014 2/25/2015 3/30/2015	3,350 44,656 12,759 12,759 25,518 4,927 4,249 2,216 — —	— — — — — 1,643 4,250 6,649 6,840 —	— — — — — — — — — —	0.78 4.23 4.31 4.31 11.60 22.04 16.45 20.16 27.15 —	2/28/2017 8/15/2018 12/11/2019 7/23/2020 12/2/2020 2/22/2022 2/21/2023 2/18/2024 2/25/2025 —	— — — — — 920 2,462 3,720 3,683 2,740	— — — — — 14,637 39,170 59,185 58,597 43,593	— — — — — — — — — —	— — — — — — — — — —
James Hussey	3/25/2013 2/18/2014	50,000 2,992	— —	— —	17.29 20.16	3/25/2016 3/25/2016	— —	— —	— —	— —

(1)	The vesting schedule for our outstanding stock options is as follows:

Grant Date	Grant Type	Vesting Schedule
2/28/2007	Stock Option	Fully vested.
8/15/2008	Stock Option	Fully vested.
12/11/2009	Stock Option	Fully vested.
6/25/2010	Stock Option	Fully vested.
7/23/2010	Stock Option	Fully vested.
12/2/2010	Stock Option	Fully vested.
9/19/2011	Stock Option	Fully vested. The final tranche (25%) vested on 9/12/2015.
2/22/2012	Stock Option and Stock Award	First three tranches (75%) are vested. The final tranche (25%) vests on 2/22/2016.
2/21/2013	Stock Option and Stock Award	First two tranches (50%) vested. The third tranche (25%) vested on 2/21/2016, and the final tranche (25%) vests on 2/21/2017.
3/25/2013	Stock Option	Fully vested.
2/18/2014	Stock Option and Stock Award	First tranche (25%) vested on 2/18/2015. The second tranche (25%) vested on 2/18/2016, the third tranche (25%) vests on 2/18/2017, and the final tranche (25%) vests on 2/18/2018.
3/19/2014	Stock Option and Stock Award	First tranche (25%) vested on 3/19/2015. The second tranche (25%) vested on 3/19/2016, the third tranche (25%) vests on 3/19/2017, and the final tranche (25%) vests on 3/19/2018.
2/25/2015	Stock Option and Stock Award	First tranche (25%) vested on 2/25/2016, the second tranche (25%) vests on 2/25/2017, the third tranche (25%) vests on 2/25/2018, and the final tranche (25%) vests on 2/25/2019.
3/30/2015	Stock Award	First tranche (50%) vested on 12/31/2015, the final tranche (50%) vests on 12/31/2016.
8/3/2015	Stock Option and Stock Award	First tranche (25%) vests on 8/3/2016, the second tranche (25%) vests on 8/3/2017, the third tranche (25%) vests on 8/3/2018, and the final tranche (25%) vests on 8/3/2019.

Option Exercises and Stock Vested

The following table shows for each named executive officer the number of shares acquired on the exercise of Sagent Pharmaceuticals stock options during 2015 and the value realized upon exercise.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allan Oberman	—	—	—	—
Jonathon Singer	—	—	7,281	170,943
Michael Logerfo	2,759	51,566	7,281	170,943
Albert Patterson	—	—	7,050	164,429
Lorin Drake	—	—	6,131	138,485
Jeffrey Yordon	260,829	3,890,624	10,249	287,811
James Hussey	—	—	1,674	45,566

Pension Benefits

Our named executive officers did not participate in or have account balances in any qualified or non-qualified defined benefit plans sponsored by us. Our Board or Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if they determine that doing so is in our best interest.

Deferred Compensation

We do not currently provide any deferred compensation program or benefits but may elect to do so in the future.

Potential Payments upon Termination or Change in Control

The tables and narrative below describe the estimated value of potential payments to each named executive officer assuming the following separation events occurred as of December 31, 2015: termination by the Company without Cause, termination for Good Reason by the Executive, death, disability, and termination in connection with a change in control. Other than the types of compensation and benefits described in the tables below or as would be received by all other salaried employees, no other payments are earned by or would be awarded to the named executive officers.

Under the terms of their respective employment agreements, in addition to any accrued benefits, in the event of a termination by the Company without Cause or by the executive officer for Good Reason, as defined in their employment agreements, named executive officers will receive the product of one and the sum of the executive officer’s base salary and target bonus, except for the Chief Executive Officer, who receives 2 times such sum, plus, in each case, a pro-rata portion of the annual cash bonus for the year in which termination takes place (paid when such bonus payments are made to other executives), payment of the same percentage of the monthly premium costs for COBRA continuation coverage period as paid for the medical coverage of other senior executives for a maximum of 18 months following termination, and reimbursement for reasonable outplacement services (not to exceed $30,000 in the aggregate) incurred during the 2 year period following the date of termination. Separation pay amounts are paid in a lump sum, and are conditioned upon the delivery and non-revocation of a general release by the named executive officer. The employment agreements with each of the named executive officers also contain certain restrictive covenants, including non-competition, non-solicitation and confidentiality obligations.

In the event that separation pay is considered deferred compensation, subject to Section 409A of the Code, payments that would otherwise have been payable are withheld during the six-month period following termination of employment to comply with Section 409A. We then pay the amount, in a lump sum without interest, as soon as permitted under Section 409A.

Potential Payout upon an Involuntary Termination Without Cause, For Good Reason by the Named Executive Officer or Due to Death or Disability at December 31, 2015

The table below was prepared as though each of the named executive officers had been terminated involuntarily without “cause” or for “good reason” (as such terms are defined in such named executive officer’s employment agreement) or due to death or “disability” (as such term is defined in such named executive officer’s employment agreement) on December 31, 2015. The assumptions and valuations are noted in the footnotes to the table.

Name	Severance Payment(1) ($)	Bonus Payment(2) ($)	Outplacement Services(3) ($)	Total ($)
Allan Oberman	3,000,000	208,250	30,000	3,238,250

Jonathon Singer	497,190	118,331	30,000	645,521

Michael Logerfo	632,660	140,321	30,000	802,981

Albert Patterson	428,350	101,947	30,000	560,297

Lorin Drake	393,595	93,675	30,000	517,270

(1)	For the named executive officers as of December 31, 2015, the amounts reflect the following: two years of base salary continuation and target bonus for Mr. Oberman and one year of base salary continuation and target bonus for Messrs. Singer, Drake, Logerfo and Patterson.
(2)	For the named executive officers as of December 31, 2015, the amounts reflect the pro rata annual incentive plan bonus for the year of termination which each named executive officer would have been entitled to receive, based on actual 2015 performance.
(3)	The amounts reflect the value of outplacement services for each of the named executive officers is entitled to under the terms of his employment agreement.

Change in Control Arrangements

The key elements of the CIC Provisions, including amendments, are provided in the table below.

Plan Element	Description
Definition of Change in Control (“CIC”)

Subject to certain exceptions, the occurrence of one of the conditions below:

•       Acquisition of 30% or more of our outstanding voting securities;

•       Changes to Board membership that results in less than 50% of the current Board members elected to the Board;

•       Our merger or consolidation with another company, and

a)      we are not the surviving company; or

b)      the other entity owns 50% or more of our outstanding voting securities; or

•       Complete liquidation of Sagent Pharmaceuticals or the sale of all or substantially all of our assets.

Double Trigger for Payment of Separation Benefits under CIC Plan

•       Consummation of a CIC; and

•       Termination of employment by Sagent Pharmaceuticals other than for “cause,” as a result of death or “disability” or by the executive officer for “good reason,” (as such terms are defined in such named executive officer’s employment agreement) within the 2 year period following a CIC and the termination of employment satisfies the definition of a “separation from service” under Section 409A.

Severance Amounts

•       Chief Executive Officer – three times the sum of base salary plus target annual incentive;

•       All other named executive officers – two times the sum of base salary plus target annual incentive;

•       Pro rata portion of annual incentive for the year of termination

•       COBRA continuation coverage for maximum of 18 months; and

•       Outplacement services up to $30,000 in the two-year period following the CIC

•       The foregoing benefits are subject to compliance with non-compete and non-solicit restrictive covenants.

Treatment of Equity Awards	• Outstanding equity-related awards immediately vest if the acquiring entity does not assume the awards.

Payment of Excise Tax	• Gross up of any excise tax payable due to CIC severance

Potential Payout upon an Involuntary Termination Due to a Change in Control at December 31, 2015

The table below was prepared as though each of the named executive officers had been terminated involuntarily without “cause” or for “good reason” (as such terms are defined in such named executive officer’s employment agreement) within a two-year period following a change in control on December 31, 2015. The assumptions and valuations are noted in the footnotes to the table.

Name	Severance Payment ($)(1)	Bonus Payment ($)(2)	Value of Unvested Stock Options ($)(3)	Value of Unvested Stock Awards ($)(3)	Continuation of Benefits ($)(4)	Excise Tax Gross Up ($)(5)	Total
Allan Oberman	4,500,000	208,250	—	873,809	30,000	2,777,221	8,389,280

Jonathon Singer	994,381	118,331	—	261,322	30,000	485,064	1,889,098

Michael Logerfo	1,265,320	140,321	225,983	261,322	30,000	692,385	2,615,331

Albert Patterson	856,699	101,947	575,141	256,469	30,000	686,845	2,507,101

Lorin Drake	787,189	93,675	978,259	215,183	30,000	853,342	2,957,648

(1)	For the named executive officers as of December 31, 2015, the amounts reflect the following: three times base salary plus target annual incentive bonus for Mr. Oberman and two times base salary plus target annual incentive bonus for Messrs. Singer, Logerfo, Patterson and Drake.
(2)	For the named executive officers as of December 31, 2015, the amounts reflect the pro rata annual incentive plan bonus for the year of termination which each named executive officer would have been entitled to receive, based on actual 2015 performance.
(3)	The amounts reflect the value of the immediate vesting of all outstanding stock options and stock awards as of the effective date of termination, based on a December 31, 2015 closing stock price of $15.91. For stock options, the value reflected is the positive difference between $15.91 and the exercise price of the applicable stock option.
(4)	The amounts reflect the value of outplacement services each of the named executive officers is entitled to under the terms of his employment agreement.
(5)	The amounts reflect the estimated value of excise taxes and associated taxes incurred in connection with the termination following a change in control. In developing this estimate, we have not valued the non-compete feature of the CIC Plan.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of our common stock beneficially owned as of April 12, 2016, unless otherwise noted, by each director, director nominee and named executive officer, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. As of April 12, 2016, there were 32,838,001 shares of our common stock outstanding. None of our common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Beneficially Owned Shares(1)	Percent of Common Stock
Directors:
Behrens, Mary Taylor	13,476	*
Fekete, Michael	5,060	*
Flanagan, Robert(2)(3)	453,073	1.4%
Krizman, Anthony	13,476	*
Yanai, Shlomo	—	*

Officers:
Drake, Lorin	132,178	*
Logerfo, Michael(4)	91,814	*
Oberman, Allan	—	*
Patterson, Albert	114,767	*
Singer, Jonathon	82,211	*
Yordon, Jeffrey	—	*
Hussey, James	—	*

All directors and executive officers as a group (16 persons)	933,914	2.8%

*	Represents less than 1% of outstanding shares.
(1)	Includes stock options that are exercisable or will become exercisable within 60 days after April 12, 2016 as follows: Ms. Behrens, 6,379 shares; Mr. Flanagan, 5,103 shares; Mr. Krizman, 6,379 shares; Mr. Logerfo, 51,207 shares; Mr. Patterson, 82,197 shares; Mr. Singer, 70,689 shares; other executive officers, 18,755 shares.
(2)	CNF Investments II, LLC is a wholly-owned subsidiary of Clark Enterprises, Inc. Voting and investment decisions with respect to the 433,770 shares held by CNF Investments II, LLC are exercised by its managing member, Mr. Robert Flanagan. Accordingly, Mr. Flanagan or Clark Enterprises, Inc. may be deemed the beneficial holder of such shares.
(3)	Includes 2,000 shares held by Flanagan Family Limited Partnership. Mr. Flanagan is a managing member of E.O. Flanagan LLC, the general partner of Flanagan Family Limited Partnership. As a result, Mr. Flanagan may be deemed to be the beneficial owner of the shares of common stock owned by the Flanagan Family Limited Partnership.
(4)	Includes 1,000 shares as to which Mr. Logerfo disclaims beneficial ownership, as the shares are held by his son.

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2015 by, to our knowledge, beneficial owners of more than 5% of our common stock. Unless otherwise indicated, each of the beneficial owners has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Vivo Ventures Funds(1)	6,499,737	19.8%
575 High Street, Suite 201 Palo Alto, California 94301

BlackRock, Inc.(2)
55 East 52nd Street New York, NY 10022	3,031,153	9.2%

Franklin Resources, Inc.(3)
One Franklin Parkway, Bldg 920 San Mateo, CA 94403	2,989,568	9.1%

The Vanguard Group(4)
100 Vanguard Blvd Malvern, PA 19355	1,756,675	5.3%

HealthCor Management, L.P.(5)
152 West 57th Street, 43rd Floor New York, NY 10019	1,750,000	5.3%

(1)	Based solely upon Schedule 13G/A filed on January 27, 2016, which sets forth beneficial ownership as of December 31, 2015. Represents an aggregate of: (i) 2,980,785 shares of common stock held of record by Vivo Ventures Fund V, L.P., which shares may be deemed to be beneficially owned by Vivo Ventures V, LLC, as its sole general partner; (ii) 3,458,631 shares of common stock held of record by Vivo Ventures Fund VI, L.P., which shares may be deemed beneficially owned by Vivo Ventures VI LLC, as its sole general partner; (iii) 34,984 shares held of record by Vivo Ventures V Affiliates Fund, L.P., which shares may be deemed to be beneficially owned by Vivo Ventures V, LLC, as its sole general partner; and (iv) 25,337 shares of common stock held of record by Vivo Ventures VI Affiliates Fund, L.P., which shares may be deemed to be beneficially owned Vivo Ventures VI, LLC, as its sole general partner. For ease of reference, we collectively refer to each of the investment funds as the “Vivo Venture Funds.” Voting and investment decisions with respect to all of the shares held by Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P., are exercised by Vivo Ventures V, LLC and voting and investment decisions with respect to all shares held by Vivo Ventures Fund VI L.P. and Vivo Ventures VI Affiliates Fund, L.P., are exercised by Vivo Ventures VI, LLC.
(2)	Based solely upon Schedule 13G filed on January 27, 2016, which sets forth beneficial ownership as of December 31, 2015. Certain of the securities being reported on by BlackRock as a parent holding company are owned, or may be deemed to beneficially owned, by BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited, wholly-owned subsidiaries of BlackRock, Inc.
(3)

Based solely upon Schedule 13G/A filed on February 3, 2016, which sets forth beneficial ownership as of December 31, 2015. The securities reported herein are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management

Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted therein.

The voting and investment powers held by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries (FRI, its affiliates and the Investment Management Subsidiaries other than FMA are collectively, “FRI affiliates”). Internal policies and procedures of FMA and FRI establish informational barriers that prevent the flow between FMA and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective management clients.

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services.

(4)	Based solely upon Schedule 13G filed on February 10, 2016, which sets forth beneficial ownership as of December 31, 2015. Certain of the securities being reported on by Vanguard as a parent holding company are owned, or may be deemed to beneficially owned, by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, Inc.
(5)	Based solely upon Schedule 13G/A filed on February 16, 2016, which sets forth beneficial ownership as of December 31, 2015. Collectively, HealthCor Offshore Master Fund, L.P. and HealthCor Sanatate Offshore Master Fund, L.P. (the “Funds”) are the beneficial owners of a total of 1,750,000 shares of common stock. HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Offshore II GP, LLC is the general partner of HealthCor Sanatate Offshore Master Fund, L.P. Accordingly, HealthCor Offshore II GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore II GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of common stock that are beneficially owned by the Funds. As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of common stock beneficially owned by the Funds, and therefore each may be deemed a beneficial owner of such common stock.

PROPOSAL 3. APPROVAL OF THE SAGENT PHARMACEUTICALS, INC. 2016 INCENTIVE COMPENSATION PLAN

The Company’s stockholders are being asked to approve the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan, herein referred to as the “Restated Plan,” so that we have the ability to maximize the tax deductibility of our compensation programs. The Restated Plan is an amendment and restatement of our existing 2011 Incentive Compensation Plan (the “2011 Plan”).

Stockholder approval is necessary in order to provide that future awards may be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the federal income tax deduction for compensation paid to certain executive officers of public companies to $1 million annually, with an exception for “qualified performance-based compensation.” We were previously eligible to rely on an IPO transition relief exemption under Section 162(m) of the Code, which expired effective as of our 2015 Annual Meeting.

With the expiration of the transition relief exemption, our Board has determined that it is in the Company’s best interest to preserve the flexibility to grant equity awards that are structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code. One of the requirements of this exemption is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, the Company’s stockholders, initially and then again every five years. Accordingly, our stockholders are being asked to approve the Restated Plan.

If the Company’s stockholders do not approve the Restated Plan, the Company will continue to grant incentive awards under the 2011 Plan. However, future grants made under the 2011 Plan will not qualify as performance-based compensation under Section 162(m), and the Company may not be permitted to deduct compensation to certain named executive officers to the extent such compensation exceeds $1 million in any one year.

Stockholders are not being asked to approve an increase in the number of shares available for grant under the 2011 Plan. As of April 12, 2016, of the 4,000,000 shares authorized under the 2011 Plan, awards representing only 1,628,053 shares, or 41% of the 4,000,000 shares authorized under the 2011 Plan, are outstanding. The Restated Plan includes a “fungible share ratio” under which full-value awards (i.e., awards other than stock options, stock appreciation rights and awards with similar economic rights) granted on and after the effective date of the Restated Plan will) reduce the number of shares available under the Restated Plan by 2.0 shares for each share of stock subject to such an award, while any stock options and stock appreciation rights will reduce the number of shares available under the Restated Plan on a 1:1 basis. We believe that we have managed our annual equity usage (burn rate) and aggregate dilution to conservative levels well below the median of our peer group. The 1,628,053 shares remaining available for awards under the Restated Plan represent only 5% of our shares outstanding as of April 12, 2016. Based on historic grant practices, the Compensation Committee estimates that the shares remaining available should be sufficient to allow us to continue to provide competitive grants of equity through 2017.

On April 20, 2016, our Board of Directors approved the Restated Plan, subject to stockholder approval, based upon a recommendation of the Compensation Committee and management.

Overview

Our incentive plan is a vital component of our compensation program. The purpose of the Restated Plan is to provide incentives linked to the creation of stockholder value and the achievement of certain short-term and long-term strategic and financial goals through a variety of equity-based and cash awards designed to attract, retain and motivate the best available employees and non-employee directors. Presently, our equity award program consists of grants of restricted stock and non-qualified stock options. These grants are indicative of our pay-for-performance philosophy, as discussed under the heading “Compensation Discussion and Analysis — Our Compensation Program Design.” All capitalized terms used below but not otherwise defined herein shall have the meanings assigned to them in the Restated Plan, a copy of which is attached to this Proxy Statement as Annex 1.

Certain Key Features of the Restated Plan

In addition to changes necessary to comply with Section 162(m) of the Code, other key provisions in the Restated Plan, and material differences from the 2011 Plan, include the following “best practices”:

•	No automatic single trigger vesting upon a change in control. Upon a change in control in which the Company is the surviving entity or replacement awards are issued, the vesting of awards will be accelerated only if the award recipient incurs a qualifying termination at the direction of a third party or within 180 days before such change in control, or incurs a qualifying termination during the 24 months following the change in control.

•	One-year minimum vesting requirement. The period of continuous service required for vesting of any equity-based awards granted under the Restated Plan may not be less than one year, except for up to 5% of the aggregate number of shares available for grant under the Restated Plan, and other than as may be specified in the award agreement in the case of termination due to death or disability, or in accordance with the Restated Plan in the case of assumed awards or in the event of a change in control of the Company.

•	Clawback provisions. Awards granted under the Restated Plan, and the shares of common stock issued thereunder, are subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC.

•	No liberal share recycling. Only shares underlying awards that expire or are forfeited or cancelled, or shares that are not issued for failure to achieve applicable performance conditions, will again be available for issuance under the Restated Plan. Shares that are surrendered or withheld to pay an award’s exercise price or withholding taxes cannot be added back to the shares available under the Restated Plan. Full value awards granted on and after the effective date of the Restated Plan will reduce the number of shares available under the Restated Plan by 2.0 shares for each share of stock subject to such an award, while any stock options and stock appreciation rights will reduce the number of shares available under the Restated Plan on a 1:1 basis. The exercise of stock appreciation rights shall reduce the number of shares available under the Restated Plan by the total number of stock appreciation rights exercised, and not just the number of shares issued in settlement. Shares purchased in the open market with proceeds from stock option exercises cannot be added to the pool of available shares under the Restated Plan.

•	No repricing or cash buy-out. No stock option or stock appreciation right may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval.

•	No evergreen provision. The number of shares available for grant under the Restated Plan is capped, and there is no formula providing for any automatic increase in the number of shares available.

•	No discounted stock options or SARs. The Restated Plan prohibits the granting of stock options or stock appreciation rights (“SARs”) at strike prices that are less than the fair market value of our common stock on the applicable grant date.

•	Individual participant award limits:

•	The maximum aggregate number of shares subject to Options and/or Stock Appreciation Rights granted in any one calendar year to any one Participant has increased from 500,000 to 1,000,000 Shares.

•	The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant with respect to any one calendar year has increased from $5,000,000 to $10,000,000.

•	Individual non-employee director award limit. An annual limit of 30,000 shares has been included for awards to non-employee directors in keeping with corporate governance trends to provide reasonable limitations on the number of shares which may be awarded to non-employee directors.

Description of the Restated Plan

The following is a summary of the principal features of the Restated Plan. This summary does not purport to be a complete description of all of the provisions of the Restated Plan, and it is qualified in its entirety by reference to the full text of the Restated Plan, a copy of which is attached to this Proxy Statement as Annex 1.

Term and Effective Date

The Restated Plan will become effective on the date our stockholders approve the Restated Plan, which, if approved at the 2016 Annual Meeting, will be June 8, 2016. No awards may be made or granted after the tenth anniversary of the Restated Plan’s effective date.

Administration

The Restated Plan will be administered by the Compensation Committee, which is composed entirely of non-employee directors who meet the criteria of “outside director” under Code Section 162(m) and “non-employee director” under the rules adopted under Section 16 of the Exchange Act, and are independent under the rules of the NASDAQ. The Compensation Committee has the power and authority to construe and interpret the Restated Plan, select the individuals who will receive awards from among eligible participants and determine the form, amount and terms of those awards. The benefits that will be granted or paid under the Restated Plan are the equity awards to be made in the future under the plan and cannot currently be determined. Awards granted under the Restated Plan are within the discretion of the Compensation Committee, and the committee has not yet determined future awards or who might receive them.

Eligibility

All current and prospective Employees of the Company or its subsidiaries, including consultants selected by the Compensation Committee as well as non-employee directors of the Company, are eligible to receive awards under the Restated Plan.

Plan and Award Limitations and Restrictions

Reserved shares. The total number of shares of common stock available for award under the Restated Plan may not exceed the sum of 4,000,000 shares, and after giving effect to awards granted under the 2011 Plan, leaves 1,628,053 shares of common stock available for award as of April 12, 2016.

Other limitations. The following additional limits apply to equity awards to be made under the Restated Plan:

•	not more than 1,000,000 shares of common stock may be made subject to options and not more than 1,000,000 shares may be made subject to SARs annually to any employee;

•	not more than 500,000 shares of common stock may be made subject to restricted stock or RSU awards annually to any employee;

•	not more than 500,000 shares of common stock may be made subject to Performance Shares and/or Performance Units awards annually to any employee;

•	not more than 500,000 shares of common stock may be made subject to other stock-based awards annually to any employee;

•	not more than 30,000 shares of common stock may be credited as Director Compensation or covered by awards granted to any Director with respect to any calendar year; and

•

no performance award may be granted during any performance period to any employee having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount of common stock in excess of 500,000 shares.

One-year minimum vesting/service period. The period of continuous employment (or service as a non-employee director) required for vesting under a grant of an equity-based award under the Restated Plan may not be less than one year, except for up to 5% of the aggregate number of shares available for grant as of the effective date of the Restated Plan, and other than as the Compensation Committee may otherwise specify in the award agreement in the case of death or disability, or where awards have been assumed by the Company in connection with a merger or other business combination, or as otherwise may apply in the event of a change in control under the Restated Plan.

No repricing or cash buy-out. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading “—Adjustments.”

Clawback and cancellation. All awards made under the Restated Plan, and shares of common stock issued thereunder, are subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC.

Award Forms

Under the Restated Plan, the Compensation Committee may grant various types of awards, including the following:

Stock options. Stock option awards may be either incentive stock options or non-qualified stock options. Stock options are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee.

Stock options expire no later than the tenth anniversary of the date of grant and the exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant.

Stock appreciation rights. Stock appreciation rights, or SARs, may be granted independently of any stock option. SARs are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee. Generally, upon exercise, an SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof) the excess of the fair market value of a share of common stock on the date the SAR was exercised over its exercise price. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of an SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Restricted shares and performance shares. Shares of common stock that are subject to restrictions on transfer or other incidents of ownership as established by the Compensation Committee, including, in the case of performance shares, the satisfaction of performance criteria, may be awarded under the Restated Plan. For restricted shares, a “restriction period” will apply during which time the shares are subject to forfeiture by the Participant if, for example, the participant’s employment or service terminates. During a restricted shares’ restriction period, the holder will be entitled to exercise full voting rights. For performance shares, the performance period shall be at least one year.

Restricted and performance stock units. RSUs and PSUs are fixed or variable share denominated units subject to such terms and conditions, including vesting, time of payment and, in the case of PSUs, the satisfaction of performance criteria, as the Compensation Committee may determine. RSUs and PSUs are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Company’s common stock, and they may be paid in shares of common stock, cash or a combination of both. For PSUs, the performance period shall be at least one year.

Dividends and dividend equivalents. Rights to dividends and dividend equivalents may be made a part of certain awards, subject to such terms, conditions and restrictions as the Compensation Committee may establish. Any dividends or dividend equivalents credited with respect to performance-based awards may not be payable prior to the payment, if any, of such performance-based award.

Cash-based awards. Awards denominated in cash may be granted under the Restated Plan, or under other annual bonus, multiyear bonus, or other incentive or bonus plans established under the Restated Plan that may be earned and payable based on the satisfaction of performance criteria designated by the Compensation Committee. No employee who is a “covered employee” under Code Section 162(m), which includes our CEO and certain of our other executive officers, may receive an annual cash incentive award under the Restated Plan in excess of the lesser of (i) 50% of any annual incentive pool established by the Compensation Committee and (ii) $3,000,000. Such annual awards to “covered employees” will be subject to other terms and conditions as the Compensation Committee determines necessary to satisfy Section 162(m) of the Code; however, the Compensation Committee is not precluded from granting awards that are intended not to satisfy the conditions of Section 162(m).

Other incentive awards. The Compensation Committee may grant other types of awards under the Restated Plan the value of which, in whole or in part, is based on the Company’s common stock or other factors.

Performance Criteria

Performance awards, such as performance shares and PSUs, represent the right to receive shares of common stock, cash or a combination thereof, contingent on the achievement of performance or other objectives during a specified period as the Compensation Committee may determine. Section 162(m) of the Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other non-performance-based compensation paid to a “covered employee” in any year exceeds $1 million. The Compensation Committee may designate whether any such award being granted to any participant is intended to be “performance-based compensation” as that term is used in Section 162(m).

Awards intended to be “performance-based compensation” will be conditioned on the achievement of criteria, measures or standards established by the Compensation Committee, provided that such measures relate to one or more of the following, as selected by the Compensation Committee:

•	earnings per share;

•	operating income;

•	gross revenue;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	revenue growth, as to either gross or net revenues;

•	annual recurring net or gross revenues;

•	recurring net or gross revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

•	reduction in operating expenses;

•	the running of exhibit batches in support of the preparation and filing of ANDA submissions in a timely manner and/or on budget;

•	the identification and placement of new product development opportunities;

•	the launch and commercialization of products in a timely manner and/or on budget; or

•	preparation and filing of ANDA or other regulatory submissions with respect to new products in a timely manner and/or on budget.

Performance measures may be particular to a line of business, subsidiary or other unit, or may be based on the performance of the Company generally, and may, but need not, be based upon a change or an increase or position result. Performance goals under one or more of the measures described above may be absolute in their terms or measured against or relative to the performance of other entities or other external or internal measures. The performance goals may also be based upon adjusted (i.e., non-GAAP) performance measures. Performance objectives must include a minimum performance standard below which no payment is made and a maximum performance level above which no further amount of payment is made. Performance measures may vary from participant to participant and between groups of participants.

The Compensation Committee may adjust the performance measurement and objectives to take into account changes in law and accounting and tax rules and the effects of extraordinary or unusual items, events or circumstances, provided that for any award that is intended to constitute performance-based compensation under Section 162(m), no adjustment results in an increase in the compensation of any affected participant who is a “covered employee” for the applicable performance period. The Compensation Committee also may modify the performance measures and thereby reduce the amount payable to a participant at its discretion. The list of performance measures noted above is contained in Exhibit A of the Restated Plan, attached as Annex 1 to this Proxy Statement.

Participant Termination Provisions

Each participant’s award agreement will specify the treatment of the award in the event of the participant’s termination of employment (or service as a non-employee director), as determined by the Compensation Committee at the time of grant. Generally, awards will be forfeited and will not be paid if the awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service as a non-employee director with the Company ceases. Except as otherwise determined by the Compensation Committee in the award agreement, if a participant’s employment or service as a non-employee director with the Company ends due to death, disability or retirement, the following shall occur:

•	all options and SARs held by the participant, to the extent then vested and exercisable, will continue to be exercisable for the lesser of five years or the remaining term of the options or SARs;

•

a prorated portion of the restricted stock award or RSU will become unrestricted or nonforfeitable and payable, respectively, based on the period of restriction elapsed through the date of death, disability or retirement; and

•

subject to the attainment of the performance objectives set forth in the award, a prorated portion of the performance shares and PSUs will become unrestricted or nonforfeitable and payable, as applicable, with the proration based on the portion of the performance period elapsed through the date of the participant’s termination.

The Restated Plan provides that the Compensation Committee is not authorized to waive or accelerate vesting or the lapse of restriction of any equity award, except upon the death or disability of a participant, or in accordance with the Restated Plan in the event of a change in control of the Company.

Adjustments

In the event of a corporate transaction involving the Company, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation or spin-off, the Compensation Committee may adjust outstanding awards as it deems appropriate so as to maintain the intended benefits of the Restated Plan and the awards.

Change in Control

Replacement awards—no immediate vesting. Awards will not vest upon a change in control of the Company (as defined in the Restated Plan) and will continue to the extent qualifying as a “Replacement Award” as defined under Section 11.1(b) of the Restated Plan. Where Replacement Awards are issued, vesting will be accelerated where a participant incurs a qualifying termination during the 24 months following the change in control.

Vesting if no Replacement Award. To the extent a Replacement Award is not provided to a participant, or if a participant incurs a qualifying termination at the direction of a third party seeking to effect a change in control or within six months prior to a change in control, upon a change in control all outstanding stock options and SARs will become immediately exercisable; all restricted shares will become unrestricted; all RSUs will become fully vested and paid out in cash or common stock; and all performance-based awards will become payable in full, with the performance objectives applicable to such award deemed satisfied at target level of performance for the entire performance period (or a greater amount if determined by the Compensation Committee to have been earned based on performance through the date of the change in control).

Amendment and Termination

Our Board of Directors may, at any time, amend, suspend or terminate the Restated Plan, subject to the receipt of stockholder approval for certain types of amendments. No amendment, suspension or termination of the Restated Plan may materially adversely affect any award previously granted under the Restated Plan without the written consent of the participant holding such award.

Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences of stock option and SAR awards that may be granted under the Restated Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Non-qualified stock options and SARs. A participant who receives an NQSO or SAR does not recognize taxable income upon the grant of the option or SAR, and the Company is not entitled to a tax deduction on the date of grant. The participant will recognize ordinary income upon the exercise of the option or SAR in an amount equal to the excess of the fair market value of the option or SAR shares on the exercise date over the option or SAR exercise price stated in the award. Such income will be treated as compensation to the participant subject to applicable tax withholding requirements. The Company generally is entitled to a tax deduction in an amount equal to the amount that is taxable to the participant as ordinary income in the year that the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the Company.

Incentive stock options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction on the date of grant. The difference between the option exercise price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option and the option shares were held. If the option shares are not disposed of pursuant to a disqualifying disposition, the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. A “disqualifying disposition” is a disposition that occurs within two years from the date the option was granted or one year from the date of option exercise. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the shares were held after exercise of the option. The Company generally is entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

The Board of Directors unanimously recommends that you vote FOR the approval of the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan.

PROPOSAL 4. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER

COMPENSATION

At our 2012 Annual Meeting, our stockholders recommended that we provide the opportunity on an annual basis for our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate superior executive talent, including our named executive officers, who are critical to our success. Under these programs, we seek to align pay and performance by making a significant portion of our named executive officers’ compensation dependent on (1) the achievement of specific strategic and corporate goals and (2) the realization of increased stockholder value. Additionally, we have many compensation practices that ensure that our programs are strongly aligned with our goals and strategies and promote good pay and corporate governance practices. These practices are discussed in detail under “Compensation Committee Matters” and “Compensation Discussion and Analysis” and include:

•	all members of our Compensation Committee are independent directors, within the meaning of the NASDAQ listing standards;

•	our Compensation Committee engages and receives advice from an independent compensation consultant;

•

we annually review the risk profile of our executive and broad-based employee compensation programs and have significant risk mitigators, such as limits on incentive awards, use of multiple performance measures in our incentive plans and an executive incentive compensation recoupment (clawback) policy;

•	we have an insider trading policy that prohibits our named executive officers from engaging in derivative or hedging transactions in our securities;

•	the degree of compensation at risk will positively correlate to responsibility level; and

•	the mix of compensation elements is designed to reflect strategic business needs.

Our Compensation Committee has established a thorough process for reviewing and approving our compensation program designs and practices and amounts awarded to our named executive officers. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process, the Compensation Committee adjusted the performance metric from product launches to product submissions to emphasize the importance of continuing to increase the overall product portfolio in our strategic plan.

Please read “Compensation Discussion and Analysis” beginning on page 27 and “Executive Compensation” beginning on page 36 for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our stockholders to approve our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that Sagent Pharmaceuticals’ stockholders approve, on an advisory basis, the compensation paid to Sagent Pharmaceuticals’ named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion.”

Our named executive officer compensation as disclosed in this Proxy Statement will be approved if it receives the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

This vote to approve the named executive officer compensation is advisory, and therefore will not be binding on Sagent Pharmaceuticals, our Compensation Committee or our Board. However, our Board and Compensation Committee value our stockholders’ opinions. If a significant percentage of our stockholders vote AGAINST the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary or appropriate to address those concerns.

The Board unanimously recommends that you vote FOR the approval of our named executive officer compensation as disclosed in this Proxy Statement.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2016 ANNUAL MEETING

Management does not know of any matters, other than those described in this Proxy Statement, which may be presented for action at the 2016 Annual Meeting. If any other matters properly come before the 2016 Annual Meeting, your proxy gives authority to the persons named as proxies in the proxy card to vote on these matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to report to the SEC their ownership of our common stock and changes in that ownership. As a practical matter, we assist our directors and executive officers by identifying reportable transactions of which we are aware and completing and filing Section 16(a) reports on their behalf.

We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during the fiscal year ended December 31, 2015, all required filings were timely made in accordance with Exchange Act requirements, except as stated in the succeeding sentence. Two late reports were filed on behalf of Allan Oberman related to (i) his appointment as Chief Executive Officer and Director on August 3, 2015 and (ii) the grants of 54,922 shares of common stock and options to purchase 110,020 shares of common stock at a price of $24.58 per share made to Mr. Oberman in connection with such appointment. The Form 3 and Form 4 were promptly filed upon discovery that reports covering the transactions had not been timely filed.

2017 ANNUAL MEETING OF STOCKHOLDERS

We presently anticipate that the 2017 Annual Meeting will be held on or about May 31, 2017.

Stockholder Proposals for the 2017 Annual Meeting

Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an Annual Meeting by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement for the previous year’s Annual Meeting. Accordingly, to be considered for inclusion in our 2017 proxy statement, we must receive a stockholder’s submission of a proposal on or before December 24, 2016. If we change the date of an Annual Meeting by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before we print and send our proxy materials for the Annual Meeting.

Under our By-Laws, a stockholder may propose business for consideration at an Annual Meeting by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice no later than 90 days, and no earlier than 120 days, before the first anniversary of the preceding year’s Annual Meeting. Accordingly, to be considered at the 2017 Annual Meeting, our Corporate Secretary must receive a stockholder’s written proposal on or after February 8, 2017, but no later than March 10, 2017. If we change the date of an Annual Meeting by more than 30 days earlier than the date of the previous year’s Annual Meeting or 70 days later than the date of the previous year’s Annual Meeting, then we must receive this written notice no later than 90 days, and no earlier than 120 days, before the date of the Annual Meeting.

Stockholders should mail all proposals to our Corporate Secretary at Sagent Pharmaceuticals, Inc., 1901 North Roselle Road, Suite 700, Schaumburg, Illinois 60195. You may obtain a copy of our By-Laws from our Corporate Secretary by written request to the same address, or on our Web site at http://investor.sagentpharma.com/governance.cfm.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and NASDAQ, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

April 29, 2016	Michael V. Ward Chief Legal Officer and Corporate Secretary

Annex I

SAGENT PHARMACEUTICALS, INC.

2016 INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

This Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan (this “Plan”) is an amendment and restatement of the Sagent Pharmaceuticals, Inc. 2011 Incentive Compensation Plan, as amended. The purpose of the Plan is to provide incentives linked to value creation for stockholders of Sagent Pharmaceuticals, Inc. and the achievement of certain short-term and long-term strategic and financial goals through a variety of equity-based and cash Awards designed to attract, retain and motivate the best available Employees, Non-Employee Directors and Consultants.

ARTICLE II

DEFINITIONS

2.1 “Acquisition Event” has the meaning set forth in Section 4.3(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.3 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4 “Award Agreement” means an agreement or other writing, and any amendment or modification thereof (which agreement or other writing may be framed as a subplan, program, notification, statement, resolution or other document and may be in electronic format), provided by the Company to a Participant setting forth the terms and conditions of each Award made under the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.7 “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a (i) willful or serious misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) willful or repeated failure to satisfactorily perform the Participant’s duties to the Company or to follow the lawful directives of the Board or any executive or supervisor to which the Participant reports (other than as a result of death or due to Disability); (iii) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to a felony or any crime involving moral turpitude; (iv) performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) breach of, or failure to comply with, any material agreement with the Company, or a violation of the Company’s code of conduct or other written policy; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.8 “Change in Control” shall, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or other written agreement approved by the Committee, be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 2.8 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.7(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation or other official guidance issued with respect thereto.

2.10 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11 “Common Stock” means common stock, $0.01 par value per share, of the Company.

2.12 “Company” means Sagent Pharmaceuticals, Inc., a Delaware corporation, and any of successors by operation of law.

2.13 “Consultant” means any natural person who is an advisor or consultant to the Company or an Affiliate.

2.14 “Covered Employee” means any Employee who is or is reasonably expected to be a “covered employee” under Section 162(m) of the Code.

2.15 “Director” means a member of the Board.

2.16 “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under the Plan which constitutes a deferral of compensation pursuant to Section 409A would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the Disability also satisfies the requirements of Treasury Regulation Section 1.409A-3. Subject to the approval of the Committee, a different definition of “Disability” may be applicable to a Participant employed outside the United States who is subject to local disability laws and programs.

2.17 “Effective Date” has the meaning specified in Article XV.

2.18 “Eligible Individual” has the meaning specified in Article V.

2.19 “Employee” means an employee of the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.21 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.22 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.23 “Full Value Award” means an Award other than a Stock Option, Stock Appreciation Right or Other Stock-Based Award which serves a similar function to a Stock Option or Stock Appreciation Right.

2.24 “Good Reason” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “Good Reason” (or words of like import)), termination due to a (i) relocation of the principal place at which the Participant’s job duties are to be performed to a location more than 50 miles from their current office location, or (ii) a material reduction in the Participant’s base salary or annual bonus or incentive opportunities, or (iii) a material diminution in the Participant’s authority, duties or responsibilities, or (iv) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant reports, or (v) a material diminution in the budget over which the Participant retains authority; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “Good Reason” (or words of like import), “Good Reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “Good Reason” only applies on occurrence of a change in control, such definition of “Good Reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

2.25 “Incentive Stock Option” means any Stock Option awarded to an Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.26 “Limited Stock Appreciation Right” means a Stock Appreciation Right described in Section 7.5.

2.27 “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.28 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.29 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.30 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.31 “Participant” means an Employee, Non-Employee Director or Consultant who has been granted an Award under the Plan.

2.32 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.33 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.34 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.35 “Plan” means this Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan (including all amendments and restatements hereof prior to the Effective Date, and as may be amended after the Effective Date in accordance with Article XV).

2.36 “Reference Stock Option” has the meaning set forth in Section 7.1

2.37 “Replaced Award” has the meaning specified in Section 11.1(b).

2.38 “Replacement Award” has the meaning specified in Section 11.1(b).

2.39 “Restriction Period” means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is granted pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

2.40 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.41 “Section 162(m) Award” means an Award that is intended by the Committee to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

2.42 “Section 409A” means Section 409A of the Code.

2.43 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.45 “Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the exercise price of such right.

2.46 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code. For purposes of this definition of “Subsidiary,” references to a corporation and its voting stock shall also mean any other form of entity and its voting equity interests.

2.47 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company its Subsidiaries or its Parent.

2.48 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.49 “Termination of Consultancy” means (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.50 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be. Notwithstanding the foregoing, the Committee may otherwise define Termination of Directorship in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter, provided that any such change to the definition of the term “Termination of Directorship” does not subject the applicable Award to Section 409A of the Code.

2.51 “Termination of Employment” means (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.52 “Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have the correlative meanings.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant Awards, pursuant to the terms of the Plan, to Eligible Individuals. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition of such Award; and

(j) to modify, extend or renew any Award, subject to Section 4.8 and Article XII, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

COMMON STOCK SUBJECT TO THE PROVISIONS

OF THE PLAN AND CERTAIN LIMITATIONS AND CONDITIONS

4.1 Common Stock Subject to Awards.

(a) Shares Authorized. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 4,000,000 shares (subject to adjustment in accordance with the provisions of Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 4,000,000 shares. Awards granted under the Plan on and after the Effective Date shall reduce the number of shares of Common Stock thereafter available for Awards on the basis of: (i) one share for each such share issued as an Award of Stock Options or Stock Appreciation Rights, or Other Stock-Based Awards which serve a similar function to Stock Options or Stock Appreciation Rights and (ii) 2.0 shares for each such share issued as a Full Value Award. To the extent shares of Common Stock subject to a Full Value Award again become available for issuance for reasons described in Section 4.1(b), such shares of Common Stock shall be available for issuance as Full Value Awards (or as Stock Options or Stock Appreciation Rights, or Other Stock-Based Awards not constituting Full Value Awards, subject to the foregoing ratio).

(b) Share Recycling. Any shares of Common Stock that have been made subject to an Award that are not issued or are cancelled by reason of the failure to achieve applicable performance objectives under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award shall again be available for Award and shall not be considered as having been theretofore made subject to such Award. Shares of Common Stock shall not again be available for award if such shares are surrendered or withheld as payment of either the exercise price of a Stock Option or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any Award. The exercise or settlement of a Stock Appreciation Right shall reduce the shares of Common Stock available under the Plan by the total number of shares to which the exercise or settlement of the Stock Appreciation Right relates, not just the net amount of shares actually issued upon exercise or settlement. Awards settled solely in cash shall not reduce the number of shares of Common Stock available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option (or part thereof) that is cancelled upon exercise of a Stock Appreciation Right when settled wholly or partially in shares shall, to the extent of such settlement in shares, be treated as if the Stock Option itself had been exercised and such shares received in settlement of the Stock Appreciation Right shall no longer be available for Award. If a Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.

4.2 Individual Participant Limitations. Participants may receive one or more Awards during a fiscal year of the Company. Subject to adjustments as provided in Section 4.3, the following limits shall apply to grants of such Awards during a fiscal year:

(a) The maximum aggregate number of shares subject to Options and/or Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 1,000,000 Shares.

(b) The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 500,000.

(c) The maximum number of shares of Common Stock covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 500,000.

(d) The maximum aggregate number of shares of Common Stock subject to Other Stock-Based Awards granted in any one calendar year to any one Participant shall be 500,000 Shares.

(e) The maximum aggregate number of shares of Common Stock that may be credited as Director Compensation or covered by Awards granted under the Plan to any Director with respect to any one calendar year shall not exceed 30,000 Shares.

(f) The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant with respect to any one calendar year shall not exceed $10,000,000.

4.3 Adjustments.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.3(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.3 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 4.3(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.3 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, shall adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.3 shall be consistent with the applicable Section 4.3 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee shall, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.3 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.3(a) or 4.3(b) shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one-half and rounding up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Acquisition Event, by (i) cashing out such Awards upon the date of consummation of the Acquisition Event, or (ii) delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.3(d), then the provisions of Section 4.3(b) and Article XII shall apply.

4.4 Assumed Awards. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under the Plan.

4.5 Term of Plan. No Award shall be made or granted under the Plan after the tenth anniversary of the Effective Date, but the duration of Awards granted on or before the tenth anniversary thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award. The terms of the Plan as in effect prior to the Effective Date shall govern all awards granted under the Plan prior to the Effective Date.

4.6 Minimum Vesting Provisions.

(a) One-Year Service Period. The period of continuous employment required by an Employee for vesting under an Award of Stock Options, Stock Appreciation Rights, Performance Shares, Performance Stock Units, Restricted Shares, Restricted Stock Units or other Stock Award awarded after the Effective Date shall not be less than one year, except (i) for Awards, in the aggregate, for such number of shares of Common Stock not exceeding five percent (5%) of the available shares for Award under the Plan on the Effective Date, (ii) as the Committee shall otherwise specify in the Award Agreement in the case of a termination of an Employee’s employment due to death or Disability, (iii) respecting options or other awards assumed by the Company pursuant to Section 4.4, or (iv) as otherwise may apply pursuant to Article XI in the event of a Change in Control.

(b) Three-Year Time-Based Vesting. No more than 200,000 shares of Common Stock may be issued with respect to Awards granted to Employees after the Effective Date, other than Options, Stock Appreciation Rights and Performance Awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant (although such Awards may provide scheduled vesting earlier with respect to some of such shares).

4.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

4.8 No Repricing. Notwithstanding the authority granted to the Committee pursuant to Article III, the Committee shall have no authority to reduce the exercise price of any Option or any Stock Appreciation Right, nor may any Option or Stock Appreciation Right granted under the Plan be surrendered to the Company for cancellation or exchanged as consideration for the grant of a new Stock Option or Stock Appreciation Right with a lower exercise price than the Stock Option or Stock Appreciation Right so surrendered or exchanged, or exchanged for cash or another Award, without the approval of the Company’s stockholders, except for an adjustment pursuant to Section 4.3.

4.9 Cash Settlement. To the extent provided by the Committee, any Award may be settled in cash rather than Common Stock.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Employees, Non-Employee Directors and Consultants (“Eligible Individuals”) are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Employee, Non-Employee Director or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) as authorized by the Committee, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, on a cashless basis by having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s

Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement at the time of grant, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. In accordance with the provisions of this Section 7.2, Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.2(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.3 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code.

8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sagent Pharmaceuticals, Inc. (the “Company”) 2016 Incentive Compensation Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated                     .

Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(b) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise provided by the Committee in the applicable Award Agreement at the time of grant, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

9.1 General. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the amount of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code:

(i) the Performance Goals upon which the payment or vesting of such Award shall be established in accordance with Exhibit A and shall be based on one or more of the performance measures set forth in Exhibit A;

(ii) the Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such Award (which may be expressed in terms of a class of individuals) and the Performance Goals applicable to such Award within ninety (90) days after the commencement of the performance period to which the Performance Goals relate or such earlier time as is required to comply with Code Section 162(m);

(iii) no such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, the level of achievement, if any, of the Performance Goals applicable to the Award were satisfied and the resulting amount earned thereunder; and

(iv) in no case may the Committee increase the amount payable under such an Award above the maximum amount determined under the performance formula by the attainment of the applicable Performance Goals, but the Committee may reduce the value below such maximum if the terms of the Award so provide.

(d) Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant.

(g) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after the time of grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee.

10.3 Cash-Based Awards. The Committee may from time to time grant Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of a Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL

Notwithstanding anything contained in the Plan to the contrary and except as otherwise provided in an applicable Award Agreement or an amendment or modification thereof, the provisions of this Article XI shall apply in the event of a Change in Control.

11.1 Replacement Awards; No Immediate Vesting.

(a) An Award shall not vest upon the occurrence of a Change in Control and shall continue to the extent qualifying as a Replacement Award.

(b) A “Replacement Award” includes an outstanding Award that continues upon and after the occurrence of a Change in Control and an Award provided to a Participant pursuant to Section 4.3 in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change in Control that satisfies the following conditions:

(i) it has a value at least equal to the value of the Replaced Award;

(ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with Sagent or its successor following the Change in Control;

(iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control); and

(iv) upon an involuntary Termination of Participant by the Company other than for Cause (and not due to Disability), or a voluntary Termination of Employment by the Participant for Good Reason (if applicable), occurring on or during the period of twenty-four (24) months after the Change in Control, the Replacement Award, to the extent not vested and unrestricted as of such Termination, shall become fully vested and (if applicable) exercisable and free of restrictions.

The Committee, as constituted immediately before the Change in Control, shall have the discretion to determine whether the conditions of this Section 11.1(b) are satisfied.

11.2 Vesting If No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change in Control:

(a) any and all Stock Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable;

(b) any Restriction Period imposed on any Award shall lapse and the shares of Common Stock shall become freely transferable, and all Restricted Stock Units shall become fully vested and in full settlement of such Awards paid out in cash, or in the discretion of the Board or the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash; and

(c) the payout opportunities attainable at target or, if greater, in the amount determined by the Board or the Committee to have been earned thereunder based on performance through the date of the Change in Control, under all outstanding Performance Awards and Stock-Based or Cash Awards subject to performance criteria shall be deemed to have been earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out in cash, or in the discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash.

The foregoing provisions of Section 11.2 shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change in Control following an involuntary Termination of Employment of the Participant by the Company other than for Cause (and not due to Disability), or a voluntary Termination of Employment for Good Reason by the Participant (if applicable), occurring (x) at the request of a third party who was taking steps reasonably calculated to effect such Change in Control or (y) otherwise in contemplation of and within one hundred eighty (180) days before such Change in Control.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or to the extent authorized, the Committee, may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.3); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.2 (except by operation of Section 4.3); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. The Committee may authorize withholding or delivery of shares in excess of the statutorily required withholding obligation to the extent such additional withholding shall not result in adverse accounting consequences as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.9 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.10 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.11 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.12 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.13 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.14 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.15 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.16 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.17 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.18 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.19 Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.20 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.21 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.22 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Subsidiaries shall be covered by the Plan;

(b) determine which Employees, Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws;

(d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on April 12, 2016, (the “Effective Date”) which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

EXHIBIT A

PERFORMANCE GOALS

The performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code shall be based on one or more of the following performance measures:

•	earnings per share;

•	operating income;

•	gross revenue;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	revenue growth, as to either gross or net revenues;

•	annual recurring net or gross revenues;

•	recurring net or gross revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

•	reduction in operating expenses;

•	the running of exhibit batches in support of the preparation and filing of ANDA or other regulatory submissions in a timely manner and/or on budget;

•	the identification and placement of new product development opportunities;

•	the launch and commercialization of products in a timely manner and/or on budget; or

•	preparation and filing of ANDA or other regulatory submissions with respect to new products in a timely manner and/or on budget.

Performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above, may be absolute in their terms or measured against or relative to the performance of other entities or other external or internal measures. The performance goals may also be based upon adjusted (i.e., non-GAAP) performance measures.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in adjusted or other non-GAAP financial statements and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K or other public filing relating to the applicable Performance Period;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance measures set forth herein or on such other performance measures as determined by the Committee in its sole discretion.

SAGENT PHARMACEUTICALS, INC. 1901 N. ROSELLE ROAD, SUITE 700 SCHAUMBURG, IL 60195

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SAGENT PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors	☐	☐	☐

1.     To elect as Class I directors the nominees named in the Proxy Statement each to serve a one-year term and until their successors are duly elected and qualified, subject to earlier resignation, removal or death;

Class I Nominees:
01) Mary T. Behrens 04) Anthony Krizman
02) Michael Fekete 05) Allan Oberman 03) Robert Flanagan 06) Shlomo Yanai
Vote on Proposals
	The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain
	2. To ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;				☐	☐	☐
	3. To approve the Sagent Pharmaceuticals, Inc. 2016 Incentive Compensation Plan;				☐	☐	☐
	4. To hold an advisory vote to approve the compensation of the named executive officers; and				☐	☐	☐
5. To transact any other business properly presented at the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E09936-P78973

SAGENT PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

June 8, 2016 10:00 AM CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Ward and Jeffrey Greve, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SAGENT PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM CDT on June 8, 2016, via webcast at www.virtualshareholdermeeting.com/SGNT, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side